As filed with the Securities and Exchange Commission on January       , 2000
                                                      Registration No. 333-86643


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            ------------------------

                                 AMENDMENT NO. 3

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         PRECIS SMART CARD SYSTEMS, INC.

                 (Name of small business issuer in its charter)
          OKLAHOMA                         5045                  73-1494382
      (State or other          (Primary Standard Industrial   (I.R.S. Employer
      jurisdiction of           Classification Code Number)  Identification No.)
incorporation or organization)

    11032 QUAIL CREEK ROAD, SUITE 108                LARRY E. HOWELL
      OKLAHOMA CITY, OKLAHOMA 73120              CHIEF EXECUTIVE OFFICER
             (405) 752-5550                  PRECIS SMART CARD SYSTEMS, INC.
                                            11032 QUAIL CREEK ROAD, SUITE 108
                                              OKLAHOMA CITY, OKLAHOMA 73120
     (Address and telephone number,                  (405) 752-5550
  including area code, of registrant's     (Name, address and telephone number,
      principal executive offices)                 of agent for service)
                            ------------------------
                                   Copies To:

       MICHAEL E. DUNN, ESQ.                        BERT L. GUSRAE, ESQ.
       DUNN SWAN & CUNNINGHAM                       DAVID A. CARTER, P.A.
        2800 OKLAHOMA TOWER                           2300 GLADES ROAD
          210 PARK AVENUE                           SUITE 210, WEST TOWER
 OKLAHOMA CITY, OKLAHOMA 73102-5604               BOCA RATON, FLORIDA 33431
  TELEPHONE NUMBER: (405) 235-8318            TELEPHONE NUMBER: (561) 750-6999
   FACSIMILE NUMBER: (405)235-9605            FACSIMILE NUMBER: (561) 367-0960
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                    AMOUNT           PROPOSED           PROPOSED MAXIMUM      AMOUNT OF
             TITLE OF EACH CLASS OF                 TO BE        MAXIMUM OFFERING           AGGREGATE        REGISTRATION
          SECURITIES TO BE REGISTERED             REGISTERED    PRICE PER SHARE(1)       OFFERING PRICE          FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock(2)...............................    1,150,000            $6.00               $6,900,000               $1,919
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Common Stock Underlying
    Underwriters' Warrants(3).................      100,000            $9.00                $900,000               $   250
---------------------------------------------------------------------------------------------------------------------------
      Total...................................                                             $7,800,000               $2,169
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----------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).
(2) Includes 150,000 shares of Common Stock subject to the underwriter's over-allotment option.

(3) Pursuant to Rule 416, includes such indeterminate number of additional securities as may be required for issuance on exercise of underwriters' warrants as a result of adjustment in the number of securities issuable on such exercise by reason of anti-dilution provisions of such warrants.


                            ------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                             PRELIMINARY PROSPECTUS
                               JANUARY 18, 2000




                        1,000,000 SHARES OF COMMON STOCK



                         PRECIS SMART CARD SYSTEMS, INC.
                        11032 Quail Creek Road, Suite 108
                          Oklahoma City, Oklahoma 73120
                            Telephone: (405) 752-5550


     This is our initial public offering, and no public market exists for our common stock. The offering price of our common stock may not reflect the market price after the offering.

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                                                       PER SHARE        TOTAL
--------------------------------------------------------------------------------
Public offering price..............................      $6.00       $6,000,000
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Underwriting Discounts and Commissions.............      $ .60        $ 600,000
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Proceeds to Precis.................................      $5.40       $5,400,000


     Barron Chase Securities and Emerson Bennett & Associates are offering our common stock on a firm commitment basis.


     We have granted Barron Chase Securities, as the managing underwriter, a 45-day option to purchase up to 150,000 additional shares of our common stock to cover over-allotments. If exercised in full, the total public offering price, underwriting discounts and commissions, and proceeds to Precis will be $6,900,000, $690,000 and $6,210,000, respectively.

     WE ARE CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. YOU SHOULD ONLY PURCHASE SHARES IF YOU CAN AFFORD A COMPLETE LOSS. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND ANY SUPPLEMENT, PAYING PARTICULAR ATTENTION TO THE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



        BARRON CHASE                                       EMERSON BENNETT
        SECURITIES                                         & Associates


WE WILL AMEND AND COMPLETE THE INFORMATION CONTAINED IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY U.S. FEDERAL SECURITIES LAWS TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.

ATTENTION CALIFORNIA RESIDENTS:

     A resident of California must meet one or more of the following suitability standards to qualify for purchase of the common stock in this offering:

- Have a net worth (exclusive of home, home furnishings and automobile) of not less than $250,000 and gross annual income of not less than $65,000; or
- Have a net worth (exclusive of home, home furnishings and automobile) of not less than $500,000; or
-    Have a net worth of not less than $1,000,000; or
-    Have annual gross income of not less than $200,000.


ATTENTION NEW JERSEY RESIDENTS:

     Sales in this offering in New Jersey may only be made to accredited investors as defined in Rule 501(a) under the Securities Act of 1933, as amended. Under Rule 501(a), to be an accredited investor an individual must have

- A net worth or joint net worth with the individual's spouse of more than $1,000,000 or
- Income of more than $200,000 in each of the most recent years or joint income with the individual's spouse or more than $300,000 in each of those years and reasonably expectation of reaching the same income level in the current year.

There will be no secondary sales of the common stock to persons in New Jersey who are not accredited investors for 90 days after the date of this prospectus by the underwriters and selected dealers.


ATTENTION OKLAHOMA RESIDENTS:

     A resident of Oklahoma must meet one or more of the following suitability standards to qualify for purchase of the common stock in this offering:

- Have a net worth (exclusive of home, home furnishings and automobile) of not less than $65,000 and gross annual income of not less than $65,000; or
- Have a net worth (exclusive of home, home furnishings and automobile) of not less than $150,000.

                            ------------------------

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary.........................................................   1
        Precis Smart Card Systems, Inc.....................................   1
        The Offering.......................................................   2
        Summary Financial Information......................................   3
Risk Factors...............................................................   4
Use of Proceeds............................................................  12
Dividend Policy............................................................  12
Dilution...................................................................  13
Capitalization.............................................................  14
Management's Discussion and Analysis of
    Financial Condition and Results of Operations..........................  14
        Results of Operations..............................................  14
        Liquidity and Capital Resources....................................  17
Business...................................................................  18
Management.................................................................  29
        Directors and Executive Officers...................................  29
        Executive Officer Compensation.....................................  30
        Stock Option Plan..................................................  31
        Director Liability and Indemnification.............................  31
        Lack of Employment Arrangements
            and Keyman Insurance...........................................  32
Certain Transactions.......................................................  32
Security Ownership of Certain Beneficial
    Owners and Management..................................................  32
Description of Securities..................................................  33
        Common Stock.......................................................  33
        Preferred Stock....................................................  34
        Transfer Agent and Registrar.......................................  34
        Underwriters' Warrants.............................................  34
        Outstanding Stock Options..........................................  35
        Shareholder Action.................................................  35
        Anti-Takeover Provisions...........................................  36
Shares Eligible for Future Sale............................................  36
        Lock-Up Agreements.................................................  37
        State Imposed Lock-In Arrangement..................................  37
Underwriting...............................................................  38
Legal Matters..............................................................  40
Experts....................................................................  40
Where You Can Find Additional Information..................................  40
Index to Financial Statements.............................................. F-1

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                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS OR MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY. FOR ADDITIONAL INFORMATION, SEE "WHERE YOU CAN FIND
ADDITIONAL INFORMATION."

     WE CALL THIS DOCUMENT A PROSPECTUS. IT COVERS THE SHARES OF OUR COMMON STOCK WHICH ARE OFFERED BY US TO YOU AND OTHERS. THIS OFFERING TO YOU AND OTHERS IS REFERRED TO AS THE OFFERING. THESE SHARES OF OUR COMMON STOCK HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

     UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS GIVES EFFECT TO AND ASSUMES THE FOLLOWING:

- THE SALE OF 1,000,000 SHARES OF OUR COMMON STOCK FOR THE INITIAL PUBLIC OFFERING PRICE OF $6.00 PER SHARE AND OUR RECEIPT OF NET PROCEEDS OF $5,050,000 FROM THE OFFERING; AND

-    BARRON CHASE SECURITIES DOES NOT EXERCISE ITS OVER-
     ALLOTMENT OPTION TO SELL AN ADDITIONAL 150,000
     SHARES OF OUR COMMON STOCK.

WE RECOMMEND THAT YOU ESPECIALLY CONSIDER THE INFORMATION CONTAINED IN "RISK FACTORS" (PAGE 4). ALL REFERENCES IN THIS PROSPECTUS TO FISCAL YEARS ARE TO THE 12 MONTHS ENDED DECEMBER 31 OF THE PARTICULAR YEAR.

                         PRECIS SMART CARD SYSTEMS, INC.

     We at Precis Smart Card Systems, Inc. are a development stage company. We develop and market commercial software products used with a technology commonly referred to as "smart cards." The smart card contains an embedded microchip that serves as an information storage device that performs limited computer functions. This smart card technology enables electronic commerce for point-of-sale transactions and can serve as an information storage device for personal healthcare and emergency medical treatment.

     Our products include the following:

- Precis Health Card System -- personal medical history and information are stored on the care smart card for use by healthcare providers and emergency response personnel;

- PrecisCache -- an amount of money value is stored on a disposable smart card that may be used to purchase products or services typically in closed areas including stadiums, arenas, campuses, and events and specific retail sites;

- PrecisReserve -- a reusable smart card system on which an amount of money value is initially stored and additional amounts may be added to replenish the money value and may be used to purchase products or services; and

- PrecisPersona -- a smart card system designed for use by marketers, retailers, distributors and manufacturers to track customer purchasing preferences and patterns and reward customer loyalty through discounts, refunds and other complementary gifts.


Our products may require enhancement or further development depending on the customer's proposed use of our products.


     During the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997, we

- had product and service revenue of $48,513, $322,483 and $40,856, respectively, and

- incurred a net loss of $665,598, $671,330 and $1,150,160, respectively.

     Our principal executive offices are located at
11032 Quail Creek Road, Suite 108, Oklahoma City,
Oklahoma 73120, and our telephone number is (405)
752-5550.
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THE OFFERING

Common stock offered.............       1,000,000 shares.

Common stock outstanding
after the offering...............       2,200,000 shares.

Use of proceeds..................       We expect to have net proceeds of
                                        approximately $5,050,000 after payment
                                        and deduction of the expenses of the
                                        offering. We plan to use the net
                                        proceeds as follows:

                                        -    $2,709,000 (53.6% of net proceeds)
                                             for marketing of our smart card
                                             products and systems at trade shows
                                             and conventions, for travel and
                                             entertainment, trade journal
                                             advertising and for promotional
                                             materials, and miscellaneous
                                             marketing expenses;

                                        -    $700,000 (13.9% of net proceeds)
                                             for further development of our
                                             smart card products and technology;

                                        -    $425,800 (8.4% of net proceeds) for
                                             payment of accounts payable;

                                        -    $329,650 (6.5% of net proceeds) for
                                             repayment of shareholder loans;

                                        -    $277,550 (5.5% of net proceeds) for
                                             payment of long-term debt; and


                                        -    $608,000 (12% of net proceeds) for
                                             working capital.

                                        The allocation of net proceeds to these
                                        uses is our best estimate. We have the
                                        discretion to determine the use of a
                                        substantial portion of the net proceeds
                                        of the offering.


Proposed Nasdaq SmallCap symbol of
    common stock:                       PSPS

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                          SUMMARY FINANCIAL INFORMATION

      You should read the following selected financial data in conjunction with our financial statements and related notes, together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" (page 14). The selected financial data as of and for the years ended December 31, 1998 and 1997, are derived from our audited financial statements. The selected financial data as of and for the nine months ended September 30, 1999 and 1998, are derived from our unaudited financial statements. In our opinion, the financial information presented for the nine months ended September 30, 1999 and 1998, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of this information. All of this financial information is presented elsewhere in this prospectus The results of operations during years and periods presented are not necessarily indicative of our future operations.

                                                             FOR THE YEAR ENDED          FOR THE NINE MONTHS ENDED
                                                                 DECEMBER 31,                    SEPTEMBER 30,
                                                        --------------------------       --------------------------
                                                            1998          1997              1999             1998
                                                        ----------   -------------       ----------       ---------
STATEMENT OF INCOME DATA:
Product and service revenue.......................      $  322,483   $      40,856       $   48,513       $ 295,716
                                                        ----------   -------------       ----------       ---------
Operating expenses--
    Product deployment and
        research and development..................         389,586         542,203          188,135         476,666
    Sales and marketing...........................         147,411         148,885          131,819         127,564
    General and administrative....................         399,756         472,320          340,870         155,133
                                                        ----------   -------------       ----------       ---------
            Total expenses........................         936,753       1,163,408          660,824         759,363
                                                        ----------   -------------       ----------       ---------
            Operating loss........................        (614,270)     (1,122,552)        (612,311)       (463,647)
                                                        ----------   -------------       ----------       ---------
Other expense (income)--
    Interest expense..............................          59,196          29,890           53,287          18,381
    Interest income...............................          (2,136)         (2,282)              --          (1,364)
                                                        ----------   -------------       ----------       ---------
                                                            57,060          27,608           53,287          17,017
                                                        ----------   -------------       ----------       ---------
Net loss -- Deficit accumulated
    during development state......................      $ (671,330)  $  (1,150,160)      $ (665,598)      $(480,664)
                                                        ----------   -------------       ----------       ---------
                                                        ----------   -------------       ----------       ---------

    Weighted average number of common
        shares outstanding........................       1,200,000       1,200,000        1,200,000       1,200,000
                                                        ----------   -------------       ----------       ---------
                                                        ----------   -------------       ----------       ---------
    Per share.....................................      $    (0.56)  $       (0.96)      $    (0.55)      $   (0.40)
                                                        ----------   -------------       ----------       ---------
                                                        ----------   -------------       ----------       ---------


                                                                 DECEMBER 31,                 SEPTEMBER 30, 1999
                                                        --------------------------       ----------------------------
                                                           1998              1997          ACTUAL      AS ADJUSTED(1)
                                                        ----------       ----------      ----------    --------------
BALANCE SHEET DATA:
Current assets....................................     $    10,035      $    45,864    $    174,515      $4,083,512
Working capital (deficit).........................        (757,441)        (551,188)     (1,011,899)      3,930,101
Total assets......................................          74,253          206,139         182,510       4,199,507
Total current liabilities.........................         767,476          597,052       1,186,414         153,411
Long-term debt, net of current portion............          41,570          273,669             --               --
Stockholders' equity (deficit)....................        (734,793)        (664,582)       (922,772)      4,127,228

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(1) Adjusted to give effect to the sale of 1,000,000 shares of our common stock, receipt of estimated net proceeds of $5,050,000 and the application of the net proceeds as anticipated.
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                                  RISK FACTORS

     THE PURCHASE OF THE SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING FACTORS AND THE MATTERS DISCUSSED ELSEWHERE IN THIS PROSPECTUS WHEN EVALUATING AN INVESTMENT IN OUR COMMON STOCK. MANY OF THE FACTORS DISCUSSED BELOW ARE NOT WITHIN OUR CONTROL. WE PROVIDE NO ASSURANCE THAT ONE OR MORE OF THESE FACTORS

-    WILL NOT ADVERSELY AFFECT

     -   THE MARKET PRICE OF OUR COMMON STOCK,

     -   OUR FUTURE OPERATIONS, AND


     -   OUR BUSINESS,



     -   FINANCIAL CONDITION, OR


     -   RESULTS OF OPERATIONS

-    REQUIRING SIGNIFICANT REDUCTION OR DISCONTINUANCE
     OF OUR OPERATIONS,

-    REQUIRING US TO SEEK A MERGER PARTNER OR

- REQUIRING US TO SELL ADDITIONAL STOCK ON TERMS THAT ARE HIGHLY DILUTIVE TO OUR SHAREHOLDERS.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE MAY
NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS OR
ACHIEVE PROFITABILITY.

     We are a development stage company. We have a limited operating history upon which you can base your evaluation of our prospects and the potential value of our common stock. Previously, we have engaged principally in research and development of our proprietary smart card technology and software. Accordingly, we have incurred substantial operating losses. Now, we face the uncertainties, expenses, delays and difficulties associated with shifting from development to commercialization and marketing of our smart card products and technologies.

WE HAVE HAD VERY LIMITED REVENUE AND OUR REVENUE
GROWTH IS DEPENDENT UPON MARKET ACCEPTANCE OF OUR
SMART CARD PRODUCTS.

     During the nine months ended September 30, 1999, and the years ended December 31, 1998 and 1997, we had total revenues of $48,513, $322,483, and $40,856, respectively. We have generated limited revenues to date compared to our expenditures. Significant increases in our revenues to achieve profitability is dependent upon market acceptance of our smart card products and systems.

WE HAVE INCURRED SUBSTANTIAL LOSSES AND ANTICIPATE
CONTINUED LOSSES WHICH WILL INCREASE OUR ACCUMULATED
DEFICIT.

     We incurred significant losses from operations resulting in an accumulated deficit at September 30, 1999, of $3,635,842 and a negative stockholders' equity of $922,772. We will continue to have a high level of operating expenses. We also will be required to make significant expenditures in further development and marketing of our smart card products and systems. Consequently, we anticipate continuing to incur significant and increasing losses in the foreseeable future until the time, if ever, that we are able to generate sufficient revenues to support our development and marketing activities.

WE MAY NOT OBTAIN PROFITABILITY WHICH MAY REQUIRE
SUSPENSION OF OUR OPERATIONS, SEEK A MERGER PARTNER
OR OBTAIN ADDITIONAL EQUITY CAPITAL WHICH MAY BE
DILUTIVE TO OUR SHAREHOLDERS.

     We cannot assure you that

- our smart card products and systems will gain market acceptance,

- we will be able to successfully implement our business strategy, or

- we will be able to generate meaningful revenues or achieve profitable operations.

If we do not achieve or sustain profitable operations, we could be required to reduce significantly or suspend our operations, including research and development activities, seek a merger partner or sell additional securities on terms that are highly dilutive to the purchasers of our common stock under the offering.

WE HAVE A SUBSTANTIAL DEFICIT WORKING CAPITAL AND DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY RESULT IN DISCONTINUANCE OF OUR OPERATIONS AND LOSS TO OUR SHAREHOLDERS.

     Our financial statements included in this prospectus were prepared on the assumption that we will continue as a going concern. The report of our independent accountants with respect to our financial statements for 1998 and 1997 notes that we have suffered losses from operations in 1998 and 1997 and had an accumulated deficit at December 31, 1998. The report indicated that these factors raised substantial doubt regarding our ability to continue as a going concern. Unless our marketing efforts successfully result in profitability, our losses will consume our capital resources and eventually require us to discontinue operations. If this occurs, our shareholders will lose their investment in our common stock.

BECAUSE OUR PRODUCTS ARE BASED ON SMART CARD TECHNOLOGY, WE LACK PRODUCT AND REVENUE SOURCE DIVERSIFICATION; THEREFORE, OUR BUSINESS SUCCESS AND PROFITABILITY ARE TOTALLY DEPENDENT UPON MARKET ACCEPTANCE OF OUR SMART CARD PRODUCTS.

     Our smart card products and technology are expected to provide most if not all of our sales and revenues in the foreseeable future. Our operating results will therefore depend on

- continued and increased market acceptance of our smart card products and technology and

- our ability to modify our products and technology to meet the needs of our customers.

Any reduction in demand for, or increasing competition with respect to, these products will result in loss of or the potential for revenue from smart card sales. This lack of revenues will adversely affect potential profitability, may result in additional losses, increase our accumulated deficit, and possibly result in discontinuance of our operations.

SO FAR THE MARKETING AND MARKET ACCEPTANCE OF OUR SMART CARD TECHNOLOGY IS VERY LIMITED; THEREFORE MARKET ACCEPTANCE OF OUR PRODUCTS AND TECHNOLOGY ON A BROAD BASIS IS UNPROVEN.

     Market acceptance of our smart card products and technology requires convincing governmental authorities, commercial enterprises and other potential system sponsors or users to adopt a smart card system. It will be necessary for the smart card system come to be used instead of magnetic stripe card and paper-based systems, and would change the way traditional transaction and information processing tasks are accomplished.

     Due to the large capital and infrastructure investment made by debit and credit card issuers and significantly lower costs associated with the use of magnetic stripe cards, there is no assurance that our smart card technology will be economically viable for a sufficient number of sponsors and users. Consequently, potential system sponsors or users may be reluctant to convert to smart card technology. Accordingly, there is no assurance that significant market opportunities will develop for smart card systems in the United States or that the acceptance of smart card-based systems in other countries will be sustained.

ERRORS IN OUR SOFTWARE PRODUCTS MAY ADVERSELY AFFECT MARKET ACCEPTANCE OF OUR PRODUCTS.

     Our software products may contain errors or failures when installed, updated or enhanced. There is no assurance that, despite testing, errors will not be found in our products after the delivery. If errors occur, these errors or failures may result in loss of or delay in market acceptance.

BECAUSE WE DO NOT MANUFACTURE SMART CARD HARDWARE, WE ARE DEPENDENT UPON INDEPENDENT THIRD PARTIES FOR THE MANUFACTURE AND SUPPLY OF THE SMART CARD HARDWARE.

     We obtain all of the hardware components utilized in conjunction with our smart card software technology from manufacturers and suppliers. We believe that these components are generally available from several suppliers. We do not, however, have any long-term supply contracts. Also, although a component may be available from more than one supplier, we could incur delays in switching suppliers, which could result in loss or delay of sales and reduced revenues, thus having an adverse effect on results of operations.

IF WE DEVELOP MARKETS FOR OUR PRODUCTS INTERNATIONALLY AS EXPECTED, WE WILL BE CONFRONTED WITH THE LEGAL, FINANCIAL AND MANAGEMENT CHALLENGES OF FOREIGN OPERATIONS WHICH MAY BE BEYOND OUR ABILITY TO SUCCESSFULLY MANAGE.

     We intend to market our smart card technology in Mexico and Canada. In order to successfully expand internationally, we will be required to establish foreign operations and hire additional personnel. This will require significant management attention and financial resources and could materially adversely affect our operating margins and profitability, especially if such operations are not profitable. International sales and operations are subject to numerous risks, including:

- unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers,

-    difficulties in staffing and managing foreign operations,

-    difficulties in protecting intellectual property rights,

-    longer payment cycles and problems in collecting accounts receivable,

-    political instability,

- fluctuations in currency exchange rates and implementation of foreign exchange controls, and

-    potentially adverse tax consequences.

We provide no assurance that one or more of these factors will not have a material adverse effect on our future international operations which may affect our ability to sell and distribute our products and, consequently, on our business, financial condition and results of operations.

AS PART OF OUR MARKETING, WE INTEND TO OBTAIN GOVERNMENT CONTRACTS, WHICH MAY EXPOSE US TO THE SPECIAL RISKS ASSOCIATED WITH GOVERNMENT CONTRACTS.

     As part of our strategy, we may market our smart card systems to government agencies in the United States and internationally. In this event, we will become subject to the special risks including

-    delays in funding,

-    lengthy review processes for awarding contracts,

-    non-renewal, delay, termination at the convenience of the government,

- reduction or modification of contracts in the event of changes in the governmental policies or as a result of budgetary constraints, and

-    increased or unexpected costs resulting in losses.

Any or all of the foregoing could have a material adverse effect on the profitability of these contracts and consequently our business, financial condition and results of operations.

     Furthermore, we may also be required to obtain any potential government contracts through the competitive bidding process. The competitive bidding process is typically lengthy and often results in the expenditure of financial and other resources in connection with bids that are not accepted.

BECAUSE THE NUMBER OF MARKETING COMPANIES WITH EXPERIENCE IN MARKETING SMART CARD PRODUCTS IS VERY LIMITED, WE MAY NOT SUCCESSFULLY FIND THIRD PARTY MARKETERS TO ASSIST US, WHICH WILL INCREASE THE POSSIBILITY THAT OUR MARKETING ACTIVITIES WILL NOT BE SUCCESSFUL.

     Achieving market acceptance of our products and systems requires significant efforts and expenditures to create awareness, demand and interest by potential system sponsors and users, and others. We expect to rely on unrelated third parties to assist in marketing our smart card products and technology. We believe that companies with smart card marketing experience are very limited. Although we are in discussions with a third-party marketing company, we have not entered into any contractual arrangements for such assistance. Therefore, we may not be able to find companies to assist us. Without this assistance, our product marketing will be limited to our internal marketing staff. This may increase the possibility that our marketing activities will be unsuccessful.

OUR CAPITAL RESOURCES AVAILABLE FOR PRODUCT MARKETING MAY BE LIMITED TO THIS OFFERING, UNLESS REVENUE SOURCES DEVELOP FROM SUCH MARKETING ACTIVITIES, AND IF EXHAUSTED MAY LEAD TO DISCONTINUANCE OF OPERATIONS AND LOSS TO OUR SHAREHOLDERS.

     Following the offering, we will have limited financial, personnel and other resources to undertake extensive marketing activities. Unless our initial marketing activities result in revenues and cash flows, we may exhaust our capital resources before achieving significant levels of revenue and obtaining profitability. If this occurs, we may be required to discontinue operations which would result in loss to our shareholders.

BECAUSE OUR SMART CARD PRODUCTS AND TECHNOLOGY ARE OUR SOLE SOURCE OF REVENUES, OBSOLESCENCE OF OUR TECHNOLOGY AND PRODUCTS WILL RESULT IN LOSS OF REVENUE SOURCE AND MAY REQUIRE US TO DISCONTINUE OPERATIONS.

     The computer application software market is subject to

-    rapid technological change,

-    frequent new product introductions, and

- evolving technologies and industry standards that may render our products and technology obsolete.

     Furthermore, our product research and development efforts are subject to the risks

- that our products and systems will satisfactorily perform the functions for which they are designed,

- that our products and systems will meet applicable price or performance objectives, or

- that unanticipated technical or that other problems will not occur which would result in increased costs or material delays in development.

     Because of the rapid pace of technological change in the application software industry, any developed market position in the smart card industry or other markets that we may enter could be eroded rapidly by product advancements. Our software applications rely primarily on internally developed software tools and applications. If alternative software development tools and applications were to be redesigned and generally accepted in the marketplace, we could be at a competitive disadvantage relative to companies employing alternative developmental tools and applications. Our smart card products and systems must keep pace with

-    technological developments,

-    conform to evolving technologies and standards, and

-    must address increasingly sophisticated client needs.

We can not provide any assurance that

- we will have sufficient resources to make the necessary research and development investments,

- we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products,

- the new products and product enhancements will meet the requirements of the marketplace and achieve market acceptance, or

-    our current or future products will conform to industry requirements.

If our products and technology become obsolete, we will required to develop alternative sources of revenues or discontinue operations which would result in loss of our shareholders' investment in our common stock.

OUR BUSINESS WILL SUFFER IF WE ARE UNABLE TO RETAIN KEY PERSONNEL.

     Our success to date has been largely dependent upon the skills and efforts of our directors, executive officers and other key employees. In particular our success depends on the continued efforts of our chairman of the board Kent H. Webb, our chief executive officer and director Larry E. Howell, and our president and chief operating officer Donald A. Cunningham, with whom we do not have employment agreements. The loss of services of any of our chairman, executive officers or key technology personnel could have an adverse effect on the management of our operations and our product development and technology.

BECAUSE OUR MARKETING EXPERIENCE IS VERY LIMITED AND OUR REVENUE GROWTH AND POSSIBLE PROFITABILITY IS DEPENDENT UPON MARKET ACCEPTANCE OF OUR SMART CARD TECHNOLOGY, OUR BUSINESS PLAN IS NOT PROVEN AND MAY BE UNSUCCESSFUL.

     The successful implementation of our business plan will be largely dependent on the effectiveness of our efforts to market our smart card technology. This will on our ability to

- enter into marketing and licensing or other arrangements on a timely basis and on favorable terms;

- establish satisfactory arrangements with sales representatives and marketing consultants;

- hire and retain skilled management as well as financial, technical, marketing and other personnel;

- manage successfully our growth (including monitoring operations, controlling costs and maintaining effective quality, inventory and service controls); and

-    obtain adequate financing when and as needed.

There is limited information available concerning the performance of our technologies or market acceptance of our products. We provide no assurance that

-    we will be successful in implementing our business plan or

- that unanticipated expenses or problems or technical difficulties will not occur which would result in material implementation delays, or

- we will have sufficient capacity to satisfy any increased demand for our smart card products and technologies resulting from implementation of our plan of operation.

OUR EXECUTIVE OFFICERS AND DIRECTORS DO NOT HAVE COMPUTER SOFTWARE AND SMART CARD DEVELOPMENT TECHNOLOGY EXPERIENCE.

     Our smart card software technology has been developed by our engineering and software technology personnel. Our executive officers and directors have not written or developed our software technology and lack computer software and smart card development technology experience.

OUR EXECUTIVE OFFICERS AND DIRECTORS HAVE COMPLETE DISCRETION OVER THE APPLICATION OF THE PROCEEDS OF THIS OFFERING.

     We anticipate that a substantial portion of the proceeds of this offering will be allocated to the payment of debts, including repayment of shareholder loans, and working capital for general corporate purposes. The application of the net proceeds of the offering will be in the sole discretion of our management. Our shareholders will have no input or control over decisions regarding application or use of the net proceeds. Two or our shareholders, including Kent H. Webb, our chairman of the board, hold notes in the aggregate amount of $329,643, bearing interest at 15% to 25% per year (see Note 3 of our financial statements, page F-8). These notes become due 30 days following completion of the offering. We intend to repay the notes from the proceeds of the offering. If our management elects not to repay these shareholder notes as anticipated, the holders of the outstanding principal amounts of these notes will continue to be entitled to receive the interest on these notes until paid. If not paid within 30 days following completion of the offering, these notes begin bearing interest at 30% per year until paid.

FOLLOWING THE OFFERING, WE MAY HAVE A NEED FOR ADDITIONAL CAPITAL RESOURCES TO CONTINUE OUR OPERATIONS AND THE TERMS OF THE ADDITIONAL CAPITAL MAY BE DETRIMENTAL TO OUR SHAREHOLDERS.

     Our capital requirements have been and will continue to be significant. Our future capital requirements will depend on many factors. These factors include

- the our debt repayment history, possibly including our current default in repayment of our $277,522 long-term debt,

-    the extent and timing of acceptance of our products,

-    the progress of our research and development,

-    the cost of increasing our sales and marketing activities,

-    our operating results, and

-    the status of competing products.

Also, further development of our smart card products to meet the requirements and specifications of a particular customer may require significant investment in research and development. This investment may be much in advance of the actual installation and commencement of revenues from the installation.

     We cannot accurately predict our timing or amount of capital requirements. If and when needed, we may not be able to obtain additional capital resources or if available the additional capital will be on terms satisfactory or advantageous to our shareholders. If needed, our inability to obtain additional financing could require significant reduction or suspend of our operations, including our research and development activities, or require us to seek a merger partner both of which could result in significant losses to our shareholders. Alternatively, we may sell additional shares of our stock on terms that are dilutive to our shareholders and superior to the rights of our shareholders.

BECAUSE THE PERIOD FROM INITIATION TO COMPLETION OF A SALE AND INSTALLATION IS LENGTHY, WE MAY HAVE FLUCTUATIONS IN REVENUE, WHILE MOST OF OUR OVERHEAD COST ARE FIXED, WHICH MAY RESULT SIGNIFICANT FLUCTUATIONS IN OF OUR RESULTS OF OPERATIONS FROM PERIOD TO PERIOD.

     The purchase of a smart card system generally involves a significant commitment of capital with attendant delays frequently associated with large capital expenditures and implementation procedures within an organization. Accordingly, our product sales cycle varies by customer and industry, and may extend for periods of 12 months or more. Also, our sales cycles are subject to

-    customers' or clients' budgetary constraints,

-    internal acceptance reviews,

-    competition,

- hardware and software vendors' inability promptly to provide quality products and services,

-    technological factors, and

-    market acceptance.

We have limited or no control of these risks. Because we determine our expenditure levels in advance of each quarter, our ability to reduce costs quickly in response to an unforeseen revenue shortfall is limited. Therefore,

- our quarterly operating results are likely to vary significantly in the future,

- period-to-period comparisons of our results of operations may not necessarily be meaningful, and

- in any event, period-to-period comparisons may not be indicative of future performance.

It is also likely that in some future quarter our operating results will be below the expectations of public market analysts and investors, which, in turn, could have a severe adverse effect on the price of our common stock.


BECAUSE WE ARE MOVING FROM DEVELOPMENT INTO MARKETING OF OUR SMART CARD TECHNOLOGY, AS WE GROW, WE MAY NOT BE ABLE SUCCESSFULLY TO MANAGE OUR GROWTH.

     If we experience substantial growth, this growth will

-    challenge our management and operating resources,

- require us to hire more technical, sales and marketing, support and administrative personnel,

-    require us to expand customer service capabilities, and

-    require us to expand management information systems.

There can be no assurance that we will

- attract and retain the necessary personnel to accomplish our growth strategies or

- not experience constraints that will adversely affect our ability to satisfy customer demand in a timely fashion or to satisfactorily support our customers.

If we are unable to manage growth effectively, expected levels of product sales and revenues may not be obtained or maintained. If this happens our results of operations will be materially and adversely affected.

BECAUSE THE COMPETITION FOR QUALIFIED EMPLOYEES IS INTENSE, WE MAY NOT BE ABLE TO ATTRACT, MOTIVATE AND RETAIN PERSONNEL WITH THE SKILLS AND EXPERIENCE NEEDED TO SUCCESSFULLY MANAGE AND GROW OUR BUSINESS AND OPERATIONS.

     Our success and growth will continue to depend in large part on our ability to attract and retain talented and qualified employees, including highly skilled management personnel. Competition in the recruiting of highly-qualified personnel is intense. We may experience difficulty in recruiting talented and qualified employees, particularly for further development of out smart card technology. We provide no assurance that we will hire, motivate and retain personnel with the skills and experience needed to successfully manage our business and operations.

YEAR 2000 PROBLEMS MAY DISRUPT OUR BUSINESS.

     We do not currently believe that we will experience any significant adverse effects or material unbudgeted costs resulting from the inability of our current computer technology to change the year 2000. Nevertheless, we cannot provide assurance that the change to the year 2000 will not result in computer system failures, delays or miscalculations causing disruptions to our operations.

WE HAVE MANY COMPETITORS AND MAY NOT BE ABLE TO COMPETE EFFECTIVELY WHICH MAY LEAD TO LACK OF REVENUES AND DISCONTINUANCE OF OUR OPERATIONS.

     We compete with numerous well-established companies that design, manufacture and/or market smart card systems. Some of our competitors may be developing technologies or products that are functionally similar or superior to our products. Most of our competitors possess substantially greater financial, marketing, personnel and other resources than us. They may also have established reputations relating to the design, development, marketing and service of smart card systems.

     Due to competitive market forces, we may experience price reductions, reduced gross margins and loss of market share in the future, any of which will result in decreases in sales and revenues. These decreases in revenues will adversely affect our business and results of operations and could lead to discontinuance of operations. There can be no assurance that

-    we will be able to compete successfully,

- our competitors will not develop technologies or products that render our products obsolete or less marketable, or

- we will be able to successfully enhance our products or develop new products and technologies when necessary.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND MAY BECOME LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     Protection of our smart card software technology is critical to our business. In protection of our software, we rely

- on our customer and sponsor license agreements which contain provisions protecting against the unauthorized use, copying and transfer of our licensed software, and

- on a combination of trade secret, copyright and trademark laws, and non-disclosure agreements.

There is no assurance that these measures are adequate to protect our proprietary technology.

     There is no assurance that a claim will not be asserted against us for violating the person's technology property rights. If properly asserted or not, we may enter into royalty arrangements, engage in extensive and costly litigation, or cease in further marketing our products. Furthermore, the intellectual property issues relating to our products in general have not been addressed by judicial authorities in many instances.

     Our product sales and revenues, and business may be adversely affected by unauthorized copying or duplication of our software or by infringement claims. Reduced product sales and revenues or increased expenses will adversely affect our results of operation and financial condition.

IF YOU PURCHASE OUR COMMON STOCK, YOU WILL SUFFER AN IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF YOUR SHARES OF COMMON STOCK.

     Based upon our pro forma net tangible book value at September 30, 1999, you and the other purchasers of our common stock will suffer an immediate and substantial dilution of your investment in our common stock. On a per share basis, you will suffer dilution of $4.12 per share or 69% of the initial public offering price of our common stock.

THE OFFERING PRICE OF OUR COMMON STOCK MAY NOT REPRESENT ITS PUBLIC MARKET VALUE AND THE PUBLIC MARKET PRICE MAY BE FLUCTUATE WIDELY.

     The initial public offering price of our common stock

- was determined solely by negotiations between us and Barron Chase Securities, the managing underwriter of the offering,

- does not necessarily bear any relationship to our assets, book value, earnings or other established criteria of value, and

- does not necessarily reflect the market price of the common stock after the offering.

The market price of our common stock after the offering may be subject to significant fluctuations in response to, and may be adversely affected by

-    variations in quarterly operating results,

-    changes in earnings estimates by analysts,

- developments in the computer software industry generally and more particularly the smart card industry and the industries served thereby,

- adverse earnings or other financial announcements of our customers or clients,

- announcements and introductions of product or service innovations or new contracts by us or our competitors, and

-    general stock market conditions.

IF WE FAIL TO MEET THE MINIMUM REQUIREMENTS, OUR COMMON STOCK WILL BE DELISTED BY NASDAQ AND WILL BECOME TRADABLE ON THE OVER-THE-COUNTER MARKET, WHICH WILL ADVERSELY AFFECT THE SALE PRICE OF OUR COMMON STOCK.

     In order to continued inclusion of our common stock on Nasdaq minimum listing requires must be met. In the event these minimum requirements for inclusion are not met, our common stock

-    will be delisted and no longer included on the Nasdaq SmallCap Market,

-    will then be traded in the over-the-counter market, and

-    may become subject to the "penny stock" trading rules.

The over-the-counter market is volatile and characterized as follows:

- the over-the-counter securities are subject to substantial and sudden price increases and decreases,

- at times the price (bid and ask) information for the securities may not be available,

- if there is only one or two market makers, there is a risk that the dealers or group of dealers may control the market in our common stock and set prices that are not based on competitive forces, and

- the available offered price may be substantially below the quoted bid price.

Consequently, the market price of our common stock will be adversely affected if it ceases to be included on the Nasdaq SmallCap Market.

IF OUR COMMON STOCK BECOME SUBJECT TO "PENNY STOCK" RULES, THE MARKET PRICE OF OUR COMMON STOCK WILL BE ADVERSELY AFFECTED.

     If our common stock is delisted from the Nasdaq SmallCap Market and does not trade on another national securities exchange, our common stock may become subject to the "penny stock" rules. A "penny stock" is generally a stock that

-    is only listed in "pink sheets" or on the NASD OTC Bulletin Board,

-    has a price per share of less than $5.00 and

-    is issued by a company with net tangible assets less than $2 million.

The penny stock trading rules will impose additional duties and responsibilities upon broker-dealers and salespersons recommending the purchase a penny stock or the sale of a penny stock. Required compliance with these rules will

-    materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded stocks may not exist.

WE MAY ISSUE ADDITIONAL COMMON STOCK AT PRICES AND ON TERMS DETERMINED BY OUR BOARD OF DIRECTORS WITHOUT YOUR CONSENT OR APPROVAL.

     Following completion of the offering, we will have 5,800,000 shares of our common stock and 2,000,000 shares of preferred stock available for issuance. We have the right to offer these shares at an offering price to be determined in sole discretion of our board of directors. The sale of these shares may result in substantial dilution. Also the preferred stock may have rights superior to those of our common stock, which may adversely affect the market price of our common stock.

IT IS DIFFICULT FOR A THIRD PARTY TO ACQUIRE US DUE TO PROVISIONS IN OUR CHARTER, BYLAWS AND OKLAHOMA LAWS, WHICH MAY PREVENT OUR COMMON STOCK PRICE REFLECTING POSSIBLE TAKEOVER.

     Provisions of our certificate of incorporation and the Oklahoma corporate law may make it difficult to effect a change in shareholder control and to replace our incumbent management. Also, these provisions may limit the price that a person will pay in the future for our common stock. Furthermore, our certificate of incorporation authorizes us to issue preferred stock in classes or series. Our board of directors is authorized to set and determine voting, redemption and conversion rights and other rights related to the class or series of preferred stock. In some circumstances, the preferred stock could be issued to prevent a merger, tender offer or other takeover attempt that our board of directors opposes.

     At some time in the future, we may also become subject to the anti-takeover provisions of Oklahoma corporate law that discourage a person from making a control share acquisition (generally an acquisition of voting stock having more than 20% of all voting power in the election of directors) without shareholder approval.

     All of these things may affect the market price of our common stock should a takeover rumor develop or an actual takeover attempt occur.

                                 USE OF PROCEEDS


     From sale of the 1,000,000 shares of our common stock under the offering, we will receive estimated net proceeds of $5,050,000 ($5,833,000 if Barron Chase Securities Inc. elects to sell an additional 150,000 shares of our common stock). We anticipate that the $5,050,000 estimated net proceeds will be expended as follows:



                           USE OF ESTIMATED NET PROCEEDS                                       AMOUNT       PERCENT
                           -----------------------------                                       ------       -------
Marketing development costs:
     Trade shows and conventions....................................................            500,000         9.9
     Travel and entertainment.......................................................            400,000         7.9
     Trade journal advertising and promotional materials............................          1,709,000        33.8
     Miscellaneous expenses.........................................................            100,000         2.0
                                                                                             ----------      ------
          Total.....................................................................          2,709,000        53.6

Enhancement and further development of smart card products and technology...........            700,000        13.9

Payment of accounts payable as of September 30, 1999................................         $  425,800         8.4%

Repayment of $329,650 shareholder unsecured loans becoming due 30 days following completion of the offering:
         Bearing interest at 25% per year...........................................             99,900         2.0
         Bearing interest at 15% per year...........................................            229,750         4.5

Repayment of currently due long-term debt, bearing interest at 10% per year.........            277,550         5.5

Working capital.....................................................................            608,000        12.0
                                                                                             ----------      ------

          Total estimated net proceeds of the offering..............................         $5,050,000       100.0%
                                                                                             ----------      ------
                                                                                             ----------      ------

     The foregoing represents our best estimate of the allocation of the proceeds of the offering based upon the present state of our business, operations and plans, and current business conditions. We will have broad discretion to determine the use of a substantial portion of the proceeds of the offering. Conditions may develop which could cause us to reallocate proceeds from the categories listed above. These conditions include difficulties encountered in further development of our smart card products and technology and marketing of these products, and changes in economic climate. The occurrence of these conditions is unpredicted with any degree of certainty. Any reallocation will be at the discretion of our board of directors.

     We believe that the net proceeds of the offering, combined with the cash and cash equivalents, will be sufficient to fund our budgeted capital and operating requirements for the next 12 months. Pending use of the net proceeds, we will invest the net proceeds in federally insured or guaranteed securities.

                                 DIVIDEND POLICY

     We do not intend to pay and you should not expect to receive cash dividends on our common stock. Our dividend policy is to retain earnings to support the expansion of our operations. If we were to change this policy, any future cash dividends will depend on factors deemed relevant by our board of directors. These factors will generally include future earnings, capital requirements and our financial condition. No dividends may be paid on our outstanding common stock until all dividends then due on our outstanding preferred stock have been paid.

                                    DILUTION

     The net tangible book value of our common stock, at September 30, 1999, was $(922,772), or $(0.77) per share. Without taking into account changes in net tangible book value after September 30, 1999, other than assuming the sale of 1,000,000 shares of our common stock at the public offering price of $6.00 per share and our receipt of approximately $5,050,000 in net proceeds from the offering, our pro forma net tangible book value at September 30, 1999, would have been $4,127,228, or $1.88 per share. This represents an immediate increase in the pro forma net tangible book value of $2.65 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $4.12 per share of common stock to the purchasers of our common stock under the offering. Pro forma net tangible book value per share is determined by dividing the pro forma net tangible book value (tangible assets less liabilities) by the number of shares of common stock outstanding at that date on a pro forma basis. The following table illustrates the pro forma per share dilution to purchasers of our common stock under the offering as of September 30, 1999:

                                                                                                           PERCENTAGE
                                                                                                            OF PUBLIC
                                                                                                         OFFERING PRICE
                                                                                                         --------------
Public offering price............................................................              $6.00           100%
    Pro forma net tangible book value per share as of September 30, 1999.........  $(0.77)
    Increase in pro forma net tangible book value attributable
        to existing shareholders.................................................    2.65
                                                                                     -----
Pro forma net tangible book value per share after the offering...................               1.88            31%
                                                                                               -----          ----
Dilution to new investors........................................................              $4.12            69%
                                                                                               -----          ----
                                                                                               -----          ----

     In addition, we have outstanding stock options exercisable for the purchase of 86,397 shares of our common stock and have reserved 95,210 shares of our common stock for issuance upon vesting and exercise of outstanding stock options. The exercise price of these stock options is $5.22 per share. Giving effect to the offering and assuming exercise of these stock options in full, our pro forma net tangible book value at September 30, 1999, would have been $5,075,217, or $2.13 per share. On a per share basis, you would suffer dilution of $3.87 per share or 64.5% of the initial public offering price of common stock.

     The following table sets forth, on a pro forma basis as of September 30, 1999, the number of shares of our common stock purchased for cash, the total consideration paid and the average cash price per share paid by our current shareholders and by the purchasers of our common stock under the offering before deduction of underwriting discounts and other estimated offering expenses:


                                                             SHARES PURCHASED        TOTAL CONSIDERATION     AVERAGE
                                                          ----------------------    --------------------       PRICE
                                                          NUMBER        PERCENT     AMOUNT       PERCENT     PER SHARE
                                                          ------        -------     ------       -------     ---------
Our current shareholders...............................  1,200,000 (1)    59.5%  $2,713,070 (1)    31.1%       $2.16
The purchasers of our common stock.....................  1,000,000        45.5%   6,000,000        68.9%       $6.00
                                                         ---------      ------  -----------       -----
        Total..........................................  2,200,000       100.0%  $8,713,070       100.0%
                                                         =========       =====   ==========       =====

------------------------
(1) The amount is based upon the amount paid by our current shareholders for our common stock at September 30, 1999, which is the sum of the par value of our outstanding common stock and additional paid-in.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 1999 and as adjusted to give effect to the offering. You should read the following table in conjunction with our unaudited financial statements and notes thereto appearing elsewhere in this prospectus.

                                                                                           AS OF
                                                                                        SEPTEMBER 30,        AS
                                                                                            1999         ADJUSTED(1)
                                                                                      -------------    ------------
Mezzanine debt....................................................................    $     329,643    $         --
Current portion of long-term debt.................................................          336,098          58,576
                                                                                      -------------    ------------

Stockholders' equity:
  Common Stock....................................................................           12,000          22,000
  Additional paid-in capital......................................................        2,701,070       7,741,070
  Deficit accumulated during development stage....................................       (3,635,842)     (3,635,842)
                                                                                      -------------     -----------
    Total stockholders' equity....................................................         (922,772)      4,127,228
                                                                                      -------------     -----------
Total capitalization (deficit)....................................................    $    (257,031)     $4,185,804
                                                                                      -------------      -----------
                                                                                      -------------      -----------

------------------------
(1) Adjusted to give effect to the sale of 1,000,000 shares of our common stock under the offering and receipt of estimated net proceeds of $5,050,000, and the repayment of our mezzanine and long-term debt.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus. The results of our operations as discussed below are not necessarily indicative of our operations following completion of the offering.

RESULTS OF OPERATIONS

     The following table sets forth selected results of our operations for (i) the years ended December 31, 1998 and 1997, and (ii) the nine months ended September 30, 1999 and 1998. We took the information from our financial statements appearing elsewhere in this prospectus.

                                                FOR THE YEAR ENDED DECEMBER 31,          FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                -------------------------------          ---------------------------------------
                                                 1998                     1997                   1999                  1998
                                        --------------------   ----------------------  ---------------------   -------------------
                                            AMOUNT   PERCENT        AMOUNT    PERCENT       AMOUNT   PERCENT     AMOUNT    PERCENT
                                            ------   -------        ------    -------       ------   -------     ------    -------
Product and service revenues ........   $   322,483    100%    $    40,856      100%   $    48,513     100%    $ 295,716     100%
                                        -----------    ---     -----------      ---    -----------     ---     ---------     ---
Operating expenses:
  Product deployment and research
    and development .................       389,586    121         542,203     1327        188,135     388       476,666     161
  Sales and marketing ...............       147,411     46         148,885      364        131,819     272       127,564      43
  General and administrative ........       399,756    124         472,320     1159        340,870     703       155,133      52
                                        -----------    ---     -----------      ---    -----------     ---     ---------     ---
    Total expenses ..................       936,753    290       1,163,408     2847        660,824    1362       759,363     257
                                        -----------    ---     -----------      ---    -----------     ---     ---------     ---
    Operating loss ..................      (614,270)  (190)     (1,122,552)   (2747)      (612,311)  (1262)     (463,647)   (157)
                                        -----------    ---     -----------      ---    -----------     ---     ---------     ---
Other expenses (income)
  Interest expense ..................        59,196     18          29,890       73         53,287     110        18,381       6
  Interest income ...................        (2,136)    (1)         (2,282)      (5)            --      --        (1,364)    (--)
                                        -----------    ---     -----------      ---    -----------     ---     ---------     ---
                                             57,060     18          27,608       68         53,287     110        17,017       6
                                        -----------    ---     -----------      ---    -----------     ---     ---------     ---
Net loss - deficit accumulated during
  development stage .................   $  (671,330)  (208)%   $(1,150,160)   (2815)%  $  (665,598)  (1372)%   $(480,664)   (163)%
                                        -----------    ---     -----------      ---    -----------     ---     ---------     ---
                                        -----------    ---     -----------      ---    -----------     ---     ---------     ---

                        COMPARISON OF NINE-MONTH PERIODS
                        ENDED SEPTEMBER 30, 1999 AND 1998

     Revenue during the nine months ended September 30, 1999, decreased $247,203, an 83.6% decrease, to $48,513 from $295,716 during the nine months ended September 30, 1998. This decrease was attributable to our lack of financial resources to support marketing of our products during the 1999 nine-month period.

Consequently, we did not replace the revenue from implementation of the PrecisCache-TM- system for the

1998 PGA Championship and the Kiel Center Arena, home of the National Hockey League's St. Louis Blues, during the 1998 nine-month period. In addition, during the 1998 nine-month period we completed the initial installation and implementation of our smart card system in Ericsson Stadium. Our 1998 nine-month revenue from this installation was $251,483, which included our cost of smart cards and computer hardware of $86,424. In comparison, during the 1999 nine-month period we did not have any revenue from this installation. Typical of a installation like the Ericsson Stadium installation, we furnish third-party manufactured hardware. Accordingly, our revenue from these installations include the sales of the installed hardware. Following initial installation, we may continue to sell additional smart cards as part of the installation, but we do not typically have continuing significant hardware sales associated with the installation. During the 1999 nine-month period, we did not complete an installation comparable to that of the Ericsson Stadium, which we believe was principally due to our inadequate financial resources to support marketing efforts.

     Operating expenses during the 1999 nine-month period decreased $98,539 to $660,824 from $759,363 during the 1998 nine-month period. Increases in general and administrative and sales and marketing expenses were offset by a decrease in product deployment and research and development costs. The $185,737 increase in general and administrative expenses to $340,870 during the 1999 nine-month period from $155,133 during the 1998 nine-month period was primarily attributable to increase in insurance costs, legal costs and depreciation expense. Also, sales and marketing expenses increased $4,255 to $131,819 during the 1999 nine-month period from $127,564 during the 1998 nine-month period. The increase in sales and marketing expenses was attributable to the increased focus on marketing activities. Offsetting the increase in general and administrative expenses and sales and marketing expenses, product deployment and research and development expenses decreased $288,531 to $188,135 during the 1999 nine-month period from $476,666 during the 1998 nine month period. This decrease was attributable to the product and service revenue decrease during the 1999 nine-month period compared to the 1998 nine month period, principally due to

- implementation of the PrecisCache-TM- system for the 1998 PGA Championship and the Kiel Center Arena, home of the National Hockey League's St.
     Louis Blues,

- maintenance in 1998 of the Chicago White Sox project test that was implemented for the 1997 and 1998 seasons, and

- acquisition of hardware ($86,424) for resale and implementation of the PrecisCache-TM- system at Ericsson Stadium during 1998.

We incurred operating losses of $612,311 and $463,647 during the 1999 nine-month period and 1998 nine-month period, respectively. The $148,664 increase in the 1999 nine-month period operating loss was attributable to the decrease in product and service revenues.

     Other expenses (income) increased by $36,270 or 213% to a net expense of $53,287 during the 1999 nine-month period from $17,017 in the 1998 nine-month period. This increase was principally due to the increase in interest expense, which increased from $34,906 during the 1998 nine-month period to $53,287 during the 1999 nine-month period. The increase in interest expense was attributable to increase in our outstanding debt during the 1999 nine-month period compared to the 1998 nine-month period. During the 1999 nine-month period we had a $665,598 net loss, while during the 1998 six-month period we had a net loss of $480,664, an increase of $184,934.

                           COMPARISON OF 1998 AND 1997

     Product and service revenues during the year ended December 31, 1998, increased by $281,627 (a 689% percent increase) to $322,483 from $40,856 during the year ended December 31, 1997. The increase was principally attributable to implementation of the PrecisCache system for NationsBank (now Bank of America) in Ericsson Stadium (home of the National Football League's Carolina Panthers), National Hockey League's St. Louis Blues, and the 1998 PGA Championship during 1998.

     Operating expenses during 1998 decreased $226,655, a 19.5% decrease, to $936,753 from $1,163,408 during 1997. This decrease was principally attributable to the decrease of $152,617 decrease, a 28.1% decrease, in product deployment and research and development to $389,586 from $542,203 during 1997 and the $72,564 decrease (a

15.4% decrease) in general and administrative expense to $399,756 from $472,320 during 1997. The decrease in product deployment and research and development was attributable to the decrease in expenses associated with maintenance and implementation of the Chicago White Sox project test which was implemented for the 1997 and 1998 seasons. The largest portion of the costs associated with this project test was incurred in 1997. The reduction in general and administrative expense was attributable to a write-off of approximately $126,000 of previously capitalized start-up costs as a result of our adoption of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," issued by the American Institute of Certified Public Accountants. This statement requires that the costs of start-up activities and organization costs be expensed as incurred. This write-off was offset by an increase of $28,092 in depreciation expense to $103,594 from $75,502 during 1997, and a general increase in other office and overhead expenses associated with our increased activity during 1998 compared to 1997. Sales and marketing expenses remained constant with a $1,474 decrease to $147,411 in the 1998 from $148,885 during 1997. We incurred an operating loss of $614,270, a $508,282 decrease, in 1998 compared to a $1,122,552 operating loss in 1997.

     Other expenses (income) increased by $29,452 or 107% to a net expense of $57,060 during the 1998 from $27,608 in 1997. This increase was due to the increase in interest expense to $59,196 during 1998 from $29,890 during 1997. This increase was due to the increase in outstanding, interest-bearing debt during 1998 compared to 1997. During 1998 we had a net loss of $671,330, compared to a net loss of $1,150,160 during 1997.

                               PRO FORMA EFFECT OF
                            STOCK-BASED COMPENSATION

       We have historically used stock options to retain and compensate its officers, directors, employees and others. During 1998 and 1997, we granted stock options for the purchase of our common stock to our officers, directors, employees and others. In accordance with Accounting Principles Board Opinion No. 25, the compensation cost of these stock options is not recognized in our financial statements. The outstanding stock options granted in 1998 and 1997 had an estimated fair value at the date of grant of the options of $116,278 and 209,718, respectively, utilizing the methodology prescribed under SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. After giving effect to the estimated fair value of these options, we had pro forma net loss of $787,608 ($0.87 per common share) for the year ended December 31, 1998, and had pro forma net loss of $1,359,878 ($1.51 per common share) for the year ended December 31, 1997.

                      YEAR 2000 COMPUTER SYSTEM COMPLIANCE

     Some of our computer systems were developed employing six digit date structures. Where date logic requires the year 2000 or beyond, these structures may produce inaccurate results. We have completed the implementation of a program to comply with year 2000 requirements on a system-by-system basis including information technology and non-information technology systems, including micro controllers. Our information and non-information technology systems are certified as year 2000 compliant. Accordingly, we believe that

- the costs of our year 2000 compliance have not been material to our financial position or results of operations and

- the year 2000 compliance issue has not and will not pose significant operational problems.

     If our software were not year 2000 compliant, the customers at Ericsson Stadium would not be able to use their smart cards to purchase items or the transaction data reported to Bank of America (formerly NationsBank) would be inaccurate. Based on progress to date and the limited instances of date sensitive calculations, we have concluded that development of a contingency plan is unnecessary.


     The most likely risk to us from year 2000 compliance is external, due to the difficulty of validating all key third parties' readiness for the year 2000. Although our software is year 2000 compliant, our smart card technology is utilized in conjunction with computer hardware systems and other software that may not be compliant. We have sought and will continue to seek confirmation of the compliance and seek relationships with subcontractors, suppliers, vendors, customers and service providers that interface with our software and that are year 2000 compliant. Tangent Associates one of the vendors of the Ericsson Stadium smart card system, has not responded to our enquires. We have received assurances from our subcontractors, suppliers, other vendors, customers and service providers that they are year 2000 compliant. As of the date of this prospectus, we have not experienced any event or occurrences attributable to the failure to be year 2000 compliant.


                          RECENTLY ANNOUNCED ACCOUNTING
                                 PRONOUNCEMENTS

     In October 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"), which supercedes Statement of Position 91-1, Software Revenue Recognition. SOP 97-2 focuses on when and the amount of revenue that should be recognized for licensing, selling, leasing or otherwise marketing computer software and is effective for transactions enter into in fiscal years beginning after December 15, 1997. In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-4, Deferral of the Effective Date of Provision of SOP 97-2, Modification of SOP 97-2, Software Revenue Recognition ("SOP 98-4"). SOP 98- 4 defers for one year specific provision of SOP 97-2. In December 1998, the Accounting Standards Executive Committee issued Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, with respect to Certain Transactions ("SOP 98-9"). SOP 98-9 also amended specific provisions of SOP 98-4 through fiscal years beginning on or before March 15, 1999. We believe that the adoption of SOP 97-2, as amended, will not have a material effect on our financial position and results of operations.

                         INCOME TAX PROVISION (BENEFIT)

     Statement of Financial Accounting Standards 109, Accounting for Income Taxes, requires the separate recognition, measured at currently enacted tax rates, of deferred tax assets and deferred tax liabilities for the tax effect of temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and net operating loss carryforwards for tax purposes. A valuation allowance must be established for deferred tax assets if it is "more likely than not" that all or a portion will not be realized. At December 31, 1998 and 1997, we had the benefit of net operating loss carryforwards of $743,300 and $488,100, respectively. The tax benefit was attributable to the net operating loss carryforwards of approximately $1,860,000 which if not realized, will expire at various dates through 2013. The cumulative net deferred tax asset at December 31, 1998, after the valuation allowance, had no value.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, we have financed operations and capital expenditures through private placements and sales of debt and equity securities together with cash from operations and loans from shareholders. At September 30, 1999, we had a deficit working capital of $1,011,899. Other than possible loans from our shareholders and the proceeds of the offering, we do not have any capital resources other those provided by operations. At September 30, 1999, the aggregate outstanding principal balance of the shareholder loans was $329,643 bearing interest at 15% to 25% per annum, with maturity dates 30 days following completion of the offering. In 1997, 1998 and 1999, we were unable to borrow funds from lending institutions because of our lack of revenues and accordingly apparent inability to repay. To obtain funds for continuing operations during these years, two of our shareholders loaned us substantial amounts. Based upon our financial condition and results of operations, these shareholders demanded the 25% per interest rate, which our board of directors approved, concluding that we did not have any other capital resources alternative sources. On September 30, 1998, the holder of $50,000 of these shareholder loans did not agree to reduce the interest rate from 25% to 15%.

     At September 30, 1999, we are in default in the payment of $277,522 of our long-term debt. This debt bears interest at 10% per annum. We have orally agreed with the holders to pay this debt in full from the proceeds of the offering.

     Following repayment of the shareholder loans and long-term debt, we may reborrow amounts but from different lenders. As of the date of this prospectus, we have not established any banking or institution lending relations or arrangements for future borrowings. Therefore, there is no assurance that bank or institutional borrowings will be obtained in the future, possibly as a result of the default on our long-term debt, or, if available, that the terms will be acceptable to us.

     Operating activities for the nine months ended September 30, 1999, used net cash of $391,988 as the result of a net loss of $665,598, reduced by depreciation of $64,059 and increased by changes in accounts payable and accrued liabilities of $160,826. In 1998, our operating activities used net cash of $420,674 as the result of the net loss of $671,330, offset by depreciation of $103,594, a decrease in inventory of $34,123, and an increase in accounts payable and accrued liabilities of $112,939. During the nine months ended September 30, 1999, and the year ended December 31, 1998, we used cash of $7,836 and $7,537, respectively, for investing activities by purchase of property and equipment. During the nine months ended September 30, 1999 and the year ended December 31, 1998, net cash provided by financing activities was $564,304 and $426,505, respectively. During the 1999 nine-month period we sold 300,000 shares of our common stock for gross proceeds of $600,000 (net proceeds of approximately $497,000) and borrowed $226,643 on a short-term basis. During this period, we paid overdraft and long-term debt of $58,826. During 1998, we sold our preferred stock for net proceeds of $601,199, borrowed on a short-term basis $78,000 and had a book overdraft of $27,513. Also, during 1998, we made long-term debt reduction of $280,127.

     We currently have no commitments for capital expenditures in material amounts. We believe that our existing cash and cash from operations, together with the proceeds of the offering, will be sufficient to fund our operations for more than the next 12 months. Because our capital requirements cannot be predicted with certainty, there is no assurance that we will not require additional financing before expiration of the 12- month period. There is no assurance that any additional financing will be available on terms satisfactory to us or advantageous to our shareholders, including those that purchase shares of our common stock in the offering.

     Our business plan is to use more than $2.7 million of the offering net proceeds to market our products and technology. We believe that through our marketing efforts we will obtain significant revenue growth and obtain profitability. Historically, we have devoted our financial resources principally to development of our smart card technology. We believe that with the net proceeds of the offering, we will have the financial resources to develop market acceptance of our smart card technology. However, there is limited information available concerning the performance of our technologies or market acceptance of our products. Also, our marketing experience is very limited. Thus, we provide no assurance that

- we will be successful in implementing our business plan or

- that unanticipated expenses or problems or technical difficulties will not occur which would result in material implementation delays, or

- we will have sufficient capacity to satisfy any increased demand for our smart card products and technologies resulting from implementation of our plan.

Any one of these will adversely affect our ability to become profitable. See "Business."

                                    BUSINESS


CAUTIONARY STATEMENT RELATING TO FORWARD LOOKING INFORMATION



     We have included some forward-looking statements in this section and other places in the prospectus regarding our expectations after completion of this offering. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking terminology including "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategies that involve risks and uncertainties. You should read statements that contain these words carefully because they:



-    discuss our future expectations;



- contain projections of our future operating results or of our future financial condition; or



-    state other "forward-looking" information.



     We believe it is important to communicate our expectations to you, but events may occur in the future over which we have no control and which we are not accurately able to predict.

AT PRECIS SMART CARD SYSTEMS, INC. WE DEVELOP AND DESIGN COMPUTER SOFTWARE APPLICATIONS AND PRODUCTS UTILIZING OUR SMART CARD TECHNOLOGY.

     We were organized in 1996 as an Oklahoma corporation and successor to MediCard Plus-ADS, LLP, an Oklahoma limited partnership which was formed in March 1994. At Precis, we design, market, implement and service custom memory and microprocessor card products, known as smart cards, on which information and software can be stored. This information can be easily, securely and accurately accessed and manipulated by electronic data processing equipment Our software offers solutions for creating and processing data and ensuring secure electronic transactions. Through our research efforts, we have developed a library of reusable computer software components for a variety of personal computer and embedded applications all centered on smart card technology. Our technology enables electronic commerce in closed-system environments for point-of-sale transactions and other uses. Our products includes the Precis Health Card System-TM-, a healthcare smart card system; PrecisCache-TM-, a fixed-value smart card system; PrecisReserve-TM-, a reloadable stored-value smart card system; and PrecisPersona-TM-, a smart-card based customer loyalty and rewards system.

     Our near-term marketing efforts are focused on using the success of our initial smart card system installations in several key market niches to further solidifying our market position in these markets and as the foundation for expansion additional markets.

     Our products and services include full service hardware integration and software development and implementation from the point-of-sale to back-end processing for electronic commerce. We believe that we can become a leading developer and marketer of integrated smart card software systems and that we are positioned to provide customers with sophisticated smart card business solutions across a wide range of applications.

WHAT IS A SMART CARD AND ITS USES?

     A smart card is a credit card-sized plastic card in which an integrated circuit, usually containing a reusable memory chip, is embedded. In their simplest form, smart cards provide memory storage capabilities, including fixed-value cash cards, in which the card is discarded after the value stored on the card is depleted. This microchip acts as a storage device and can be programmed to perform many of the functions of a computer. The data on the cards can be read and updated when the card is inserted into a terminal or, in some cases, simply placed in the proximity of a radio-frequency based smart card device.

     There are two basic types of cards that are often called smart cards and some are smarter than others. The first is a simple memory card that, like a magnetic stripe card, stores data. Unlike a 'mag-stripe' card, the smart card can be over-written with new data many times and can store, depending on the card, up to 32 Kbytes of information. Because of its versatile nature, our smart card technology is adaptable for use over a variety of applications. These applications are generally categorized as payment vehicles, access and security keys, and information management.

     PAYMENT VEHICLE CARDS -- The most familiar of these cards are the stored-value payment vehicles, commonly known as electronic purse or wallet cards, credit, debit and automated teller machine cards, which are disposable or value reloadable. Some library applications use the same structure using tokens or units instead of a monetary value.

     ACCESS AND SECURITY KEY CARDS -- These cards are used to store and access identification and authentication information, including biometrics and encryption technology, including digital certificates, for control of physical access, online access and for facilitating secured commerce on intranets and the Internet.

     INFORMATION MANAGEMENT CARDS -- These cards enable the storage and manipulation of data of all kinds, including emergency information, medical history, account management information, expense tracking and various loyalty programs. These cards may be used to track and cross-reference consumer purchasing habits to provide marketing information to retailers, distributors and manufacturers of various products and services.

     To provide smart card applications for some clients, we develop customized software and integrate appropriate hardware technology to adapt the card to the customer's needs. We believe that our engineers have sufficient expertise in hardware technology and computer programming languages necessary for these development efforts.

     The manufacturing cost of a card varies from less than $1 to approximately $10 depending on the amount of information the card holds and the complexity of the microchip or its operating system. Similarly, the cost of a reader device can vary from $50 to $2,000, depending on the complexity and functionality of the terminal.

WHAT IS THE HISTORY OF THE SMART CARD INDUSTRY?

     Smart cards were first developed in the late 1960's in France. At present smart card technology is established and extensively used in Europe and Asia. According to Ovum Ltd., the market for smart card units will reach 2.7 billion by 2003. The largest markets will be in the prepayment applications, followed by access control, and electronic cash applications. According to a recent study from Dataquest, the overall market for memory and microprocessor-based cards will grow from 544 million units in 1995 to 3.4 billion units by 2001. Of that figure, microprocessor-based smart cards, which accounted for only 84 million units in 1995 will grow to 1.2 billion units in 2001. (Source: Microsoft
Corporation: http://www.microsoft.com/windowsce/smartcard/ background.asp.)
According to research firm, SJB Research, the smart card market is growing at a rate close to 50% a year, with three to four billion cards expected to be issued in 2000. (Source: Smart Card Central: http://www.smartcardresearch.com/ reports/sjb.html.) Furthermore, Killen & Associates, Inc., also a research firm, projects that the smart card market will grow from a world wide total of 250 million transactions in 1996 to 25 billion in 2005. (Source: Killen Associates, Inc., quoted in the SMART CARD FORUM, http://www.smartcrd.com/ info/more/factoid.htm.) The smart card market in North America totaled 13 million cards in 1996 and is expected to grow to 273 million by 2001 and the projection for 2005 is an estimated 543 million cards in North America. (Source:
Schlumberger Public Relations Department, "Schlumberger Electronic transactions," quoted in SMART CARD FORUM, http://www.smartcrd.cwom/ info/more/factoid.htm.)

     At first mainly installed in pay telephones, smart cards are now being used for transportation, car parking, arcade games and vending machines. Any coin operated machine can be converted to a smart card format. Other applications include automated teller machines, point-of-sale terminals, personal computers, electronic ticketing and automatic fare collection.

     We believe that smart card technology represents the next step in the evolution of credit/debit instruments and related products and services. Smart card systems differ from other payment mechanisms in their ability to store securely large quantities of data on a credit- card sized medium by means of an integrated circuit chip. The sophisticated encryption algorithms and other security mechanisms that the chip employs provide information protection. In January 1999, Microsoft Corporation released a beta version of its developers' kit to provide a standard model for interfacing smart card readers and cards with personal computers. (Source: Microsoft Corporation, http://www.microsoft.com/windowsce/smartcard.scard wp.htm.) We believe that with the integration of this technology with future versions of Windows and Windows NT operating systems, smart card development and utilization for security and electronic commerce on the Internet will become prevalent.

     We believe that widespread acceptance and use of smart card technology will occur, but only following the transition from magnetic stripe only infrastructure to one that includes both magnetic stripe and smart cards. Major credit card companies and large banking institutions have shown an interest in smart card technology because the technology makes small-value monetary transactions feasible, faster and more economically processed. Use of smart cards reduces the need for signature, verification of credit availability, receipts and paperwork. The 1996 Olympic smart card pilot in Atlanta, Georgia by several banks in association with Visa demonstrated the need for considerable consumer education before widespread acceptance and utilization will occur.

     We believe that closed-area smart card systems will serve as a transitional or interim phase to widespread smart card utilization and acceptance. A closed-area system is a limited venue, including a sports arena, a university or college campus, or a limited access entertainment event. There are several reasons for this.

- First, open systems require huge investments in both infrastructure and marketing. As with most technology implementation, especially point-of-sale and other transaction technology, there is reluctance to invest in the requisite infrastructure.

     Also, there is reluctance on the part of consumers to purchase and use the cards if widespread utilization does not exist. In a closed-area, the consumer may be required to use a smart card for purchases or access.

- Second, the security and monitored-controlled access to a defined area provided. A closed-area by its nature is a controlled environment where security issues can be monitored easily and reacted to quickly should the need arise. Smart card technology is well suited for monitoring and controlling access for security purposes.

- Third, the scale of infrastructure required for implementation. Within a defined area the required scale of infrastructure is limited and consequently results in more immediate implementation, either mandatory or voluntary, requiring consumer acceptance and use.

     We anticipate that significant short-term opportunities exist in the development of closed-area systems including stored-value cards for events or entertainment venues, individual store or franchise- wide loyalty applications in retail, and access control and security applications for corporations. Multiple-application systems for groups including hospitals, corporate campuses, schools, colleges and universities can provide further market opportunity.

     We believe we are well positioned to take advantage of the developing smart card technology and utilization based upon a number of factors. These factors include

-    our reputation as a market leader and innovator,

-    our knowledge and understanding of the technology and market,

-    our successful development, implementation and sales of our products,

-    our commitment to quality and innovation in our product line, and

-    our ability to create applications quickly for a rapidly changing industry.

     In addition, a major factor in the rapid growth of smart card usage is the ability to process small transactions. Smart card technology can eliminate the need to carry cash and coins for many day-to-day transactions. By enabling an individual to exchange information and payment through the smart card microchip technology, we expect that this technology will open up new opportunities with regard to the way people interact with financial institutions, healthcare providers, retailers and others. Most information-based industries are candidates for smart card conversion and utilization.

     We anticipate that significant additional revenue growth opportunities exist in a variety of markets that we do not at present serve. We believe that these opportunities include the academic campus, transportation and telecommunications.

     During the year ended December 31, 1998 and the nine months ended September 30, 1999, we had revenue of $322,483 and $48,513, respectively. Revenue during the nine months ended September 30, 1999, decreased $247,203, a 83.6% decrease, to $48,513 from $295,716 during the nine months ended September 30, 1998. This decrease was attributable to our lack of financial resources to support marketing of our products during the 1999 nine-month period. Consequently, during the 1999 nine-month period we did not replace the revenue from implementation during the 1998 nine-month period of the PrecisCache-TM-system for the 1998 PGA Championship and the Kiel Center Arena, home of the National Hockey League's St. Louis Blues, and Ericsson Stadium, home of the Charlotte Panthers of the National Football League.

     Our smart card technology has focused on healthcare and closed-area sports environments and events. This technology is capable of being customized for other markets. We are encouraged by the results of these initial programs, and believes that these programs will lead to the national introduction and installation of these products.

     WHAT PRODUCTS ARE OFFERED BY PRECIS?

     PRECISCACHE-TM-. Our fixed stored-value product is known as PrecisCache-TM-. This product is designed to be used in stadiums, arenas, corporate or educational campuses, festivals, events, specific retail sites or communities and other closed-area environments. This protected memory card stores monetary value or tokens to be used within a designated card reader system. This reader system can include portable (stand-alone) computer terminals as well as terminals connected to existing point-of-sale computer network systems. The stored-value smart card system also includes a "back- office" processing system to account for transactions, create reports and provide other data base information.

     Use of the PrecisCache-TM- system greatly reduces the cost of handling cash, while expediting transaction processing. Cards and reader sites can serve as marketing or advertising media for clients and outside sponsors. Many of the cards issued will have an intrinsic collectible value based on their limited distribution, the fan/collector oriented artwork on the card and the novelty of the new technology.

     The smart card systems implemented for Major League Baseball's Chicago White Sox, the 1998 PGA Championship, the Oklahoma State University Athletic Department, the Main Street Fort Worth Arts Festival, Demo '97, National Football League's Carolina Panthers, National Hockey League's St. Louis Blues, and First Chicago NBO are stored-value systems based on the PrecisCache-TM-product technology. With respect to each of these installations, the engineering and managerial approach to implementation resulted in timely and expeditious installation. The Chicago White Sox system was developed and installed in five months as compared to 12 to 18 months for similar installations by our competitors. The Oklahoma State University project was implemented in 60 days using prototype VeriFone-TM- Omni 1250 readers for which documentation had not yet been printed. The Fort Worth project was implemented in 75 days. Enormously successful, the 10,000 allocated cards were sold during the four-day festival. More than 34,000 transactions were logged during the event. Finally, in a period of five days, at the request of VeriFone, we customized the PrecisCache-TM-system for use throughout the hotel/resort hosting the Demo '97 conference. Demo '97 is the leading computer industry conference focused exclusively on emerging technologies.

     The most significant ongoing installation of the PrecisCache-TM- system was implemented in July of 1998. This project, at Ericsson Stadium in Charlotte, North Carolina, for the Carolina Panthers of the National Football League, was completed in cooperation with NationsBank. The Precis system replaced an earlier smart card system that had been developed by two much larger competitors.

     PRECIS HEALTH CARD SYSTEMS-TM- . The Precis Health Card System (formerly MediCard) was developed and installed in 1993 by our predecessor Advantage Data Systems. Currently, there are no hospitals, healthcare organizations and insurance companies using the Precis Health Card System.

     The Precis Health Card System was the first healthcare smart card system that linked patients with emergency response personnel, physicians, hospitals and pharmacies. The card stored a patient's personal information and medical history. It included patient demographics, family and physician contacts, blood type, last hospital admission, allergies, medications, procedures, diagnoses, primary and secondary insurance status, along with other pertinent information. Card readers were located at healthcare facilities, including hospitals, physician offices, mobile emergency units and pharmacies.

     The Precis Health Card System expedites the delivery of medical care while reducing administrative time and cost because it provides accurate information, reduces redundant testing and procedures, decreases the likelihood of harmful drug interactions, improves the provider/patient relationship and provides a private and secure information storage system. With the addition of biometrics technology and electronic date interchange processes, the Precis Health Card System will provide a powerful mechanism to reduce insurance fraud. We plan to integrate these additional capabilities into our health card system through customized software development or interfacing with existing systems.

     PRECISRESERVE-TM-. Our reloadable stored-value system is PrecisReserve-TM-. This product represents a significant modification to the PrecisCache-TM-technology which, in addition to storing monetary value or tokens, can be reloaded, facilitating extended use.

     The PrecisReserve-TM- product is seen as a second stage product for many venues that have already implemented the disposable stored-value product. Its reusability also enables the expansion of our marketing efforts into corporate campus and community-based applications. The reusability also allows for the addition of other applications to be added and used on the same card, including loyalty and security access.

     PRECISPERSONA-TM-. Market trends toward loyalty and affinity products led to the development of PrecisPersona-TM-, our smart card based loyalty application. Rewarding frequent purchasers encourages repeat business and the tracking capabilities of smart card technology provide opportunities to acquire valuable customer preference and purchasing pattern information which marketers, retailers, distributors and manufacturers can use to improve service, improve existing products and develop new products.

WHO ARE PRECIS PRINCIPAL CUSTOMERS?

     During the nine months ended September 30, 1999, 52% of our revenues were received from Entertainment Smart Systems and 48% of our revenues were received from the Bank of America in connection with the Ericsson Stadium installation. During 1998, Bank of America (then NationsBank) in conjunction with the Ericsson Stadium installation and Tangent Associates in conjunction with the St. Louis Blues installation, accounted for 76% and 15% of our total revenues, respectively. Historically, we have performed agreements with our customers without execution of the proposed written agreements. Although we have not had any disagreements, if we continue to perform agreements prior to execution, disagreements with our customers may occur. A disagreement may result in reduction of the amount we expected to receive from the customer under the oral agreement or result in litigation possibly at substantial expense, and our loss of the customer. During 1997, the Main Street Fort Worth Arts Festival accounted for all of our revenues. The loss of Bank of America, Tangent Associates, or Entertainment Smart Systems as a customer will have a material adverse effect on our revenues and consequently our operations and financial condition.

     HOW ARE PRECIS PRODUCTS DEVELOPED AND WHAT DO THE PRECIS PRODUCTS OFFER?

     PrecisCache-TM-, PrecisReserve-TM-, Precis Health Card System-TM-, PrecisPersona-TM- and all Precis products in the foreseeable future are object-oriented programming applications. We have a number of products currently in development. Physical access, network/intranet/Internet access, security, identification and recognition applications using smart card technology are expected to be leading areas of industry growth.

     Our products are object-oriented programming computer applications. This methodology allows our engineers and programmers to create sets of reusable components, or building blocks, that may be combined to form a complex system. Our developmental efforts have produced a library of reusable individual software components for a variety of personal computer and smart card devices. Using this extensive collection of software components or building blocks provides:

- a simpler system design, thus reducing system maintenance costs, as well as allowing for the reusability of these building blocks across a wide range of smart card systems;

- the ability to respond rapidly to customers that have specialized smart card needs; and

- the ability to seamlessly integrate our software with all major operating systems, office-management and point-of-sale systems.

     We continue to have a significant commitment to innovation and quality in the development of our products. We adhere to a stringent set of development standards in the development of our products. These standards include the following:

- COMPATIBILITY WITH OPERATING SYSTEMS -- We design our software products to be compatible with all major operating systems for the various system architectures. The compatibility of our products is key to market acceptance and provides a distinct advantage.

- MARKET-DRIVEN ENHANCEMENTS AND PRODUCT OFFERINGS -- Our product design and architecture provide flexibility and adaptability to emerging technologies.

- SUPPORT FOR INDUSTRY STANDARDS -- Our development standards include adherence to industry standards as promulgated by the International Standards Organization. We also follow different operating systems standards and recommended configurations when developing each product for those operating systems.

     DOES PRECIS HAVE ANY STRATEGIC BUSINESS RELATIONSHIPS?

     We have established formal and informal strategic relationships with a number of companies that are established leaders in their respective industries to establish and maintain technological leadership, realize advantageous product pricing structures and expand our marketing and distribution channels.

     One of these strategic relationships is with Bank of America, formerly NationsBank. Working with NationsBank's Strategic Technologies Group, we received significant support in our efforts with consistent referrals based upon this relationship. Most notable was the selection of the PrecisCache system to replace the stored-value system previously implemented at Ericsson Stadium in Charlotte, North Carolina. That implementation, known as FANCash-Registered Trademark-, is a flagship project of NationsBank that illustrates the strength of its ongoing commitment to smart card technology. We are currently exploring opportunities to expand NationsBank's FANCash-Registered Trademark- stored-value program throughout the bank's primary markets.

     We were selected by VeriFone (a Hewlett-Packard company), one of the leading providers of transaction automation systems for the payment processing for financial institutions, merchants and consumers, as the testing site for VeriFone's newest smart card point-of-sale device, the Omni 1250 as a part of our Oklahoma State University implementation in February 1997. Additionally, we assisted in the debut of VeriFone's newest smart card product, the Personal ATM, at Demo '97. We are currently serving as one of the first developers on VeriFone's VeriSmart-Registered Trademark- system, which will provide personal ATM access from homes, offices and digital phones throughout the world.

     We are also working closely with Entertainment Smart Systems of Orlando, Florida, on the development of a PrecisCache-TM- implementation to serve ESS' tourism-based travel, theme park and resort infrastructures throughout Mexico and the United States.

     We also have long-standing strategic relationships with the two leading developers and producers of smart cards and terminals--Schlumberger and Gemplus. Gemplus has actively promoted our products, domestically and internationally through sharing display space at conferences as well as producing and distributing marketing literature on the Precis Health Card System. We, along with Oracle, Sun Microsystems, International Business Machines and Apple are referenced in a Gemplus educational booklet on smart card technology.

     We are currently negotiating terms for Schlumberger Associates agreement. Like other Schlumberger Associates, under this agreement we will become a preferred customer and receive preferred pricing and VAR status with enhanced access to proprietary information that will be useful in product development and implementation. Schlumberger Associates has more than 45 associates.

     WHAT IS PRECIS' BUSINESS STRATEGY AND PLANS FOR FURTHER PRODUCT
DEVELOPMENT?

     Our objective is to become a leading provider of smart card solutions across a wide range of applications. Our marketing strategy is to focus on product development and innovation in the area of smart card technology. Our market focus is on smart card applications for consumer situations that necessitate card usage on a weekly or more frequent basis or on an event basis. We have identified the following industries as those best suited to benefit from smart card technology and have begun research and development efforts aimed at meeting perceived needs of these industries:

- HEALTHCARE -- We believe that the healthcare industry, with its millions of participants and voluminous and individualized information and payment requirements, can benefit significantly from smart card technology. Smart cards can be designed to provide patient identification and medical record storage and retrieval, as well as electronic benefit transfers, determination of eligibility and drug interaction information. In an emergency situation, a quick assessment of vital information including allergies, prescriptions and immunizations is critical for effective healthcare delivery. Additionally, patient cards can be used to improve and streamline administrative and billing procedures as well as insurance reimbursement.

- TRAVEL AND ENTERTAINMENT -- The travel and entertainment industry holds great promise with regard to smart card applications. All categories that comprise this market, including air travel, car rentals, movie theaters, sporting events, restaurants, casinos, video stores, sports arenas, hotels and other venues would benefit from a multi-functional card. This is an enormous global market with strong growth predicted for the near future. Business travelers in particular are bogged down by paper-based expense reimbursement. Paper-based reimbursement systems are hampered with the potential for fraud in addition to being costly to administer. Smart cards would enable businesses to more effectively monitor travel and entertainment expenses.

     Smart cards offer solutions in terms of their ability to collect and disseminate data and conduct electronic commerce. Several major airlines have initiated smart card pilot programs that allow ticketless travel, store frequent flier miles and process payments. In a resort setting, a multifunction card allows an individual access to restaurants, shopping, sports and entertainment activities and lodging while keeping track of loyalty points.

- RETAILING -- All types of retailing can be embraced and enhanced with smart card technology. The retail sector encompasses everything from locally owned stores to national department stores. Retailers have been made acutely aware of the value of their contact with the consumer. The key to repeat business is to accurately identify, and then satisfy, customer needs. Smart cards would enable retailers to track customer behavior and base marketing decisions gleaned from this valuable information. This technology can also reduce the risk of fraud, improve inventory management and offer the customer convenience and better service.

- AFFINITY PROGRAMS -- The trend in retail, fund raising and other repeat customer businesses is the move toward customer rewards. This application represents a tremendous opportunity and an explosive growth area, which is virtually untapped. By incorporating a smart card into a traditional point-of-sale application, the retailer will realize complete tracking of all aspects of the sales process including the ability to reward repeat customers with premiums or discounts through the use of a smart card without the traditional computerized infrastructure. Retailers could use the data accumulated to target market areas not being penetrated and focus marketing and advertising costs on those areas.

     WHAT ARE THE CURRENT AND FUTURE MARKETS FOR PRECIS' PRODUCTS?

     We believe our early success in several important market niches has positioned us for growth. Our near-term marketing focus is to solidify our market position and use that foundation as a basis for expanding into additional markets. To date our marketing efforts and successes have been limited to the arena/stadium, event, and the healthcare markets.

     ARENA/STADIUM MARKET. Within the arena/stadium market there are more than 750 major arenas, stadiums, auditoriums and coliseums in the United States. Aside from professional sports teams associated with those arenas and stadiums, concerts and events constitute a large potential market for our products. Our PrecisCache-TM- card systems and technology have been used in the stadiums and arenas of the Carolina Panthers, Chicago White Sox, the St. Louis Blues and the Oklahoma State University. For the nine months ended September 30, 1999 and the year ended December 31, 1998, approximately $25,000 (52%) and $305,000 (94%), respectively, of our revenues were attributable to this market.

     The PrecisCache-TM- disposable store-value product is an appropriate solution to the need for a convenient and secure cash handling process that we believe will be favorably received by customers. For longer-term needs, enhanced tracking capability and extended identity development potential, companies may utilize the PrecisReserve-TM- reloadable card system. We believe our experience with the Carolina Panthers, Chicago White Sox, the St. Louis Blues and the Oklahoma State University has established our credibility within this market and will be beneficial in any future discussions with prospects in this market.

     One of our long-term goals is to capitalize on the name recognition and positive association we achieve through our affiliation with professional sports. It is reported that the likelihood of attending a baseball game increases steadily with household income. By 2010 the largest growth area for attendance in Major League Baseball will be in the 45 to 64 year-old population. [Source: Shannon Dortch, "The Future of Baseball," AMERICAN DEMOGRAPHICS, April 1996.] Because baseball is the least expensive game to attend, the same demographic expectations should hold for other major sports, including football, basketball and hockey. We believe that through this marketing channel, we will reach corporate America, our ultimate target audience.

     EVENTS MARKET. There are approximately 10,000 festivals in the United States each year. [Source: Festivals.com LLC, available from http://www.festivals.com.] The scope of these of these festivals ranges from air shows, art, food and music festivals, to state fairs and sporting events. Our experience in the events market is limited to the Main Street Fort Worth Arts Festival and the 1998 PGA Championship (at Sahalee Country Club, Redmond, Washington). For the years ended December 31, 1998 and 1997, approximately $17,500 (5%) and $40,800 (100%), respectively, of our revenues were attributable to this market. Although limited, we believe that our experience with these events demonstrates the successful application of the PrecisCache-TM- system.

     One of our significant advantages in the festival- fair market is that the product can be sold profitably and implemented with minimum cost and development effort. Given the large number of festivals that occur each year, the opportunity for steady and reliable cash flows form the sale of this product could be considerable.

     ADVERTISING MEDIUM AND CORPORATE SPONSORSHIP. As an adjunct to our efforts to capture both the arenas-stadiums market and the festivals-fairs market, we are developing a strategy for securing or assisting in the securing of card sponsors-advertisers. In addition to its technological aspects, the uniqueness of the product, the size and personal nature of the card, and the fact that it is carried in an individual's wallet or purse and seen often, make smart cards a very suitable advertising medium. Furthermore, beyond simply the card, sponsor mentions in promotional materials, signage, advertising for the cards and press reports surrounding an event can greatly enhance the value of the card as a sponsorship medium. In many cases, revenues from the sponsorship of the card may simply be used to offset the expenses incurred in implementing the system. This is the case in the "Allsports" series of cards for Oklahoma State University that the Bank of Oklahoma sponsored.

     In the sports market, sponsorships are providing new and significant revenues for franchises and stadiums as well. The smart card may provide another, possibly significant, vehicle for companies to deliver their messages to the public. In the festivals-fairs market, where the audience is a more mass-market group, the opportunity for sponsorship-advertising revenues is also very good. Where a sponsor may spend a significant amount on a single, one-location promotional presentation, a smart card offers a better opportunity for repeated impressions when carried and used for purchases at the event. Many festivals and fairs are financed in part by corporate sponsorships. The smart card simply provides another sponsorship vehicle. As an example, PrimeCo, a sponsor of and in connection with the Main Street Fort Worth Arts Festival, appeared on the smart card. The funds from the sponsorship in part defrayed the cost of implementation of the smart card system for this festival. We are currently developing a sponsorship pricing strategy and contact list for the purpose of enlisting major sponsors in the Company's efforts to approach the sports and arena markets as well as schools, festivals, fairs, and others.

     HEALTHCARE MARKET. Our first market segment focus was in healthcare. We believe that every insurance company, HMO, PPO, hospital association, and independent provider association which serves the United States healthcare market can benefit from the use of a smart card system. Our advantage in this market is based upon our position as the first to provide a healthcare smart card implementation of its kind and the experience we gained from it. Currently, there are no hospital associations, HMOs, PPOs, independent healthcare provider organizations and insurance companies using the Precis Health Card System. The opportunity to reduce healthcare costs, improve the quality of healthcare services, and facilitate the payments process makes the use of smart card systems very attractive and viable.

     We continue to provide consulting to some of the major providers in the healthcare industry in and out of the United States that are considering implementation of a smart card system. A number of these companies have shown an interest in the Precis Health Card System-TM-. These enquires have provided us with important insight into many of the components that are necessary to succeed in this market.

     We conducted a limited project study in Oklahoma City, Oklahoma of the potential benefits of the Precis Health Card System-TM-. The features of the Oklahoma project, however, limited the collection and analysis of data including actual reductions in costs and paperwork, rates of decrease of incidents of harmful drug interactions, increases in the speed and quality of healthcare delivery and payment, and quantifiable improvements in patient-provider relationship. The best opportunity to gather this data, which is vital in making the case to the healthcare industry, will come in a "closed-area-system implementation" of the product which, although expensive, will provide the best data for selling the system to the broader targeted market. We are currently pursuing a number of organizations to serve as strategic alliance partners to conduct the implementation and study.

     Although we expect to continue to market smart card systems directly through our management and employees, we intend to obtain the assistance of unrelated third parties to assist our product marketing and to establish strategic marketing alliances and licensing or other arrangements with systems integrators, value-added resellers and other smart card vendors. Fulfillment of product orders and installations will continue to be managed directly by our staff.

     Our marketing staff is currently in discussions and contact with a number healthcare providers. These healthcare providers include 14 insurance companies, 9 managed healthcare organizations, 7 governmental agencies, 13 hospitals, and 16 other companies providing healthcare services and emergency medical response services. Following the offering, we expect to have the financial resources to broaden our marketing efforts within the healthcare market.

     WHAT IS THE NATURE AND EXTENT OF PRECIS' COMPETITION?

     The environment within which we operate is intensely competitive and subject to rapid change in general. To maintain or increase our market share position in the smart card industry, we will continually need to enhance our current product offerings, introduce new product features and enhancements, and expand our professional service capabilities. We currently compete principally on the basis of the specialized nature of our products and ability to expeditiously install and implement a smart card system. Our product features and functions facilitate integration with a wide range of operating systems and platforms to insure product quality, ease of use and reliability. We believe we compete favorably in all of these areas.

     Our competitors vary in size and in the scope and breadth of the products and services offered. We may encounter competition from a number of sources, including International Business Machines, Inc., ICL, 3GI, CyberMark, Touch Technology International, Inc., Sun MicroSystems, Inc., Technology @ Work, Bull, Card Europe, Gemplus, Innovatron, Philips Electronics, Aladdin Systems, Pathways Group, Inc., MONDEX, MasterCard, Microsoft, Motorola, Schlumberger, Siemens, DigiCash, Leapfrog, Inc. We compete against numerous, smaller, privately-held companies with fewer resources based on breadth of product features and functionality, as well as larger, publicly-held companies with greater resources and having greater product and market diversification.

     Many of our current and potential competitors, both privately-held and publicly-held, have greater financial, technical, marketing and distribution resources than ours. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development and distribution of their products. In addition, because there are relatively low barriers to entry in the software marketplace, we expect additional competition from other established or emerging companies as the smart card market continues to expand. Increased competition is likely to result in pricing pressures, reduced gross margins and loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. We also expect that competition will increase as a result of software industry consolidations. There can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressures we encounter will not materially adversely affect our business, financial condition and results of operations.

     DOES PRECIS HAVE ANY LICENSE AGREEMENTS AND INTELLECTUAL PROPERTY RIGHTS?

     We regard our software as proprietary and license our products generally under written license agreements executed by licensees. We also employ an encryption system which restricts a user's access to source codes to further protect our intellectual property. Because our products allow customers to customize their applications without altering source codes, the source codes for our products are typically neither licensed nor provided to customers.

     We have applied for registration of our Precis Health Card System-TM-trademark. Because of inadequate working capital and financial resources, we have not applied for registration of our PrecisCache-TM-, PrecisReserve-TM-, and PrecisPersona-TM- trademarks. We have no patents or patent applications pending. Currently, we rely on a combination of copyright, trademark and trade secret laws to protect our products. We also require employee and third-party non-disclosure and confidentiality agreements. Despite these precautions, it may be possible for unauthorized parties to copy portions of our products or reverse engineer or obtain and use information that we regard as proprietary. Following completion of the offering, we intend to take appropriate measures to register our trademarks.

     Because the software development industry is characterized by rapid technological change, we believe that factors, including

-    the technological and creative skills of our personnel,

-    new product developments,

-    frequent product enhancements,

-    name recognition

-    and reliable product maintenance,

are more important to establishing and maintaining a technology leadership position, than the various legal protections available for our technology.

     HOW MUCH DOES PRECIS SPEND ON RESEARCH AND PRODUCT DEVELOPMENT?

     We must continue to make significant investments in research and development to continue development of our smart card technology. Currently, the dynamic nature of the smart card technology industry places large research and development demands on businesses that desire to remain competitive. Competing with larger firms with substantially greater capital resources, we have devoted significant portions of available resources to remain abreast of industry developments and to offer competitive products and services.

     As of September 30, 1999, our product development staff consisted of three employees. Our total expenses for product development and deployment during 1998, 1997 and the nine months ended September 30, 1999, were $389,586, $542,203 and $188,135, respectively. Our customers have not borne any portion of our product development and deployment expenses. We anticipate that we will continue to commit substantial resources to product development in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     ARE THE OPERATIONS OF PRECIS SUBJECT TO GOVERNMENT REGULATION?

     Our operations are subject to various federal, state and local requirements which affect businesses generally, including taxes, postal regulations, labor laws, and environment and zoning regulations and ordinances.

     Furthermore, although there may be aspects of our services subject to Regulation E promulgated by the Federal Reserve Board, we believe that most of our services are not subject to Regulation E. Regulation E governs electronic funds transfers made by regulated financial institutions and providers of access devices and electronic fund transfer systems. Regulation E requires written receipt for transactions, monthly statements, pre-transaction disclosures and error resolution procedures. There can be no assurance that the Federal Reserve Board will not require all of our services to comply with Regulation E, or revise Regulation E, or adopt new rules and regulations for electronic funds transfers that could result in an increase in our operating costs, reduce the convenience and functionality of our services and products, possibly resulting in reduced market acceptance and revenues which would have a material adverse effect on our business, financial condition or operating results.

     We believe that current state and federal regulations concerning electronic commerce do not apply to our current product line. However, there is a move towards taxation of Internet use by several states including the state of Washington. There are some strategic plans under consideration to conduct commerce on the Internet using our core technology. We have an ongoing regulatory compliance program pertaining to transactions utilizing smart card technology and subscribe to industry watch publications that address regulatory issues.

LEGAL PROCEEDINGS

     From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. The Company is not currently a party to any legal proceedings.

EMPLOYEES

     As of September 30, 1999, we had a total of eight employees, of which two were employed in sales and marketing, three were employed in product development and one was employed in professional services and customer support, one was employed in internal operations support. Our future performance depends in significant part upon the continued service of our key technical and management personnel, and our continuing ability to attract and retain highly qualified and motivated personnel in all areas of our operations. Competition for qualified personnel is intense. We provide no assurance that we can retain key managerial and technical employees or that we can attract, assimilate or retain other highly qualified personnel in the future. Our employees are not represented by a labor union. We have not experienced any work stoppages and consider our employee relations to be good.

FACILITIES

     The corporate headquarters of Precis are located at 11032 Quail Creek Road, Suite 108, Oklahoma City, Oklahoma. This office facility consists of approximately 3,150 square feet and occupied under a month-to-month unwritten lease requiring monthly rental payments of $2,229.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to each of our executive officers and directors. Our directors are generally elected at the annual shareholders' meeting and hold office until the next annual shareholders' meeting or until their successors are elected and qualified. Executive officers are elected by our board of directors and serve at its discretion. Our bylaws authorize the board of directors to be constituted of not less than one and the number as our board of directors may determine by resolution or election. Our board of directors currently consists of five members.

               NAME                          AGE       POSITION
---------------------------------            ---       ---------
Kent H. Webb, M.D.(1)(2)...................  42        Chairman of the Board

Larry E. Howell(1).........................  53        Chief Executive Officer and Director

Donald (Dan) A. Cunningham.................  56        President and Chief Operating Officer and Director

Mark R. Kidd(2)............................  33        Chief Financial Officer and Controller and Secretary

Lyle W. Miller.............................  56        Director

Michael E. Dunn(2).........................  53        Director

------------------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

     The following is a brief description of the business background of our executive officers, directors and nominee directors:

     KENT H. WEBB, M.D., a founder of Precis, has served as Chairman of the Board since June 1996 and was a member or general partner of our predecessors Advantage Data Systems, Ltd. and Medicard Plus - ADS Limited Partnership. Dr. Webb is a general and vascular surgeon and is the cofounder and a director of Surgical Hospital of Oklahoma. He is a Fellow of the American College of Surgeons and serves as a Clinical Professor for the University of Oklahoma. Dr. Webb is a past Director of the Smart Card Industry Association, a nonprofit association. He is a surgical consultant for the Ethicon Division of Johnson & Johnson Company, a publicly-held pharmaceutical and consumer products company.

     LARRY E. HOWELL became one of our directors in January 1999 and became Chief Executive Officer in August 1999. Until July 1999, Mr. Howell was employed by Laboratory Specialists of America, Inc. and served as President and Chief Operating Officer, and a Director until December 7, 1998. Laboratory Specialists of America, Inc. is engaged in forensic drug testing and was formerly publicly-held until acquired by The Kroll-O'Gara Company by merger. Mr. Howell served as a Director, President and Treasurer of Vantage Capital Resources, Inc. from March 1996 until its merger with The ViaLink Company (formerly Applied Intelligence Group, Inc.) and thereafter served as a Director and Vice President of The ViaLink Company until October 14, 1996. Since January 1982, Mr. Howell as the sole proprietor of Howell and Associates provides consulting services principally elated to corporate acquisitions and mergers.

     DONALD (DAN) A. CUNNINGHAM became one of our Directors in 1996 and became President and Chief Operating Officer in August 1999. During 1998 and 1997 Mr. Cunningham served as President and Chief Executive Officer of the Smart Card Industry Association. Before that position, he served as Senior Vice President of Business Development of Phoenix Planning & Evaluation, Ltd. Phoenix is one of the premier consulting firms in the United States providing strategic planning and technical assistance to the banking industry, government agencies, and healthcare and transportation industries. Mr. Cunningham served as President and Chief Executive Officer of Gemplus Card International Corp., the United States subsidiary of French-owned Gemplus SA, from 1993 to 1996. Before joining Gemplus, Mr. Cunningham held positions at Micro Card Technologies, Inc., Recognition Equipment, Inc. and the NCR Corporation.

     MARK R. KIDD became our Chief Financial Officer and Controller and Secretary in August 1999. Mr. Kidd began serving as President of PaceCo Financial Services, Inc. and President of UniFin Inc. in March 1998, both are privately held companies that provide various financial services. From January 1997 until March 1998, he served as Senior Vice President and Chief Financial Officer of Republic Bank of Norman. From May 1988 through 1996, Mr. Kidd was employed by the public accounting firm of Arthur Andersen LLP. Mr. Kidd is a Certified Public Accountant and holds a B.B.A. in accounting from Southern Methodist University in accounting.

     LYLE W. MILLER, began serving as one of directors on November 29, 1999. For more than the past five years, Mr. Miller has been the President and a Director of McMiller Holding Company, Northern Leasing & Sales, Inc., and Northern Connections, Inc., each a is privately-held company engaged in the real estate business, a partner of MahMill Acres, a privately-held real estate development partnership, President and Director of Servco Incorporated, a privately-held sales company, Lansing Ice & Gymnastic Center, Inc., a privately-held company operating the Lansing Ice & Gymnastic Center, and Landings Restaurant, Inc., a privately-held company operating the Landings Restaurant. In addition, Mr. Miller is a Director of Capitol Bancorp Limited, a publicly-held bank holding company. Mr. Miller received a Bachelor of Business Administration from Michigan State University.

     MICHAEL E. DUNN became a one of our Directors in January 1999. Mr. Dunn has been a member, shareholder and the President of Dunn Swan & Cunningham, A Professional Corporation, since February 28, 1995. From August 1994 until December 7, 1998, when acquired by The Kroll- O'Gara Company, Mr. Dunn served as a Director of Laboratory Specialists of America, Inc., a forensic drug testing company. From April 1980 to January 1995, he was a member, shareholder and director of the law firm of Zrenda Dunn & Swan, A Professional Corporation (formerly Bright Zrenda & Dunn), in Oklahoma City, Oklahoma, and President from April 1992 until January 1995. He has been the owner of the Woodlake Racquet Club, a recreational athletic club, since 1981. Mr. Dunn was graduated from the University of Oklahoma College of Law in 1972, and holds a B.B.S. in accounting and pursued graduate studies at the University of Oklahoma.


EXECUTIVE OFFICER COMPENSATION


     The following table sets forth the compensation during 1999, 1998 and1997, paid or accrued, of Larry E. Howell, our President and Chief Executive Officer. Mr. Howell became our President and Chief Executive Officer in August 1999 and accordingly during 1998 and 1997 did not receive any compensation. None of our executive officers received compensation in excess of $100,000 during these years.


                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                                                                           COMPENSATION
                                                                                                               AWARDS
                                                                                                           --------------
                                                                               ANNUAL COMPENSATION(1)       COMMON STOCK
                                                                              ------------------------       UNDERLYING
NAME AND PRINCIPAL POSITION                                        YEAR       SALARY(2)       BONUS(3)         OPTIONS
---------------------------                                        ----       ---------       --------         -------
James Lout(4)....................................................  1999        $46,108        $   --               --
  President and Chief Executive Officer                            1998        $64,000        $   --           17,241
                                                                   1997        $74,000        $   --               --
Larry E. Howell..................................................  1999        $15,000        $   --               --
  President and Chief Executive Officer                            1998        $    --        $   --               --
                                                                   1997        $    --        $   --               --

------------------------
(1) The named executive officer received additional non-cash compensation, perquisites and other personal benefits; however, the aggregate amount and value thereof did not exceed 10% of the total annual salary and bonus paid to and accrued for the named executive officer during the year.
(2) Dollar value of base salary (both cash and non-cash) earned during the year.
(3)  Dollar value of bonus (both cash and non-cash) earned during the year.

(4) Mr. Lout served as our President and Chief Executive Officer beginning in June 1996 until mid-August 1999. As a result of Mr. Lout's employment termination, all stock options granted to Mr. Lout expired or terminated without exercise.

STOCK OPTION PLAN

     For the benefit of our employees, directors and consultants, we have adopted the Precis Smart Card Systems, Inc. 1999 Stock Option Plan (the "stock option plan" or the "plan"). The plan provides for the issuance of options intended to qualify as incentive stock options for federal income tax purposes to our employees and non-employees, including employees who also serve as our directors. Qualification of the grant of options under the plan as incentive stock options for federal income tax purposes is not a condition of the grant and failure to so qualify does not affect the exercisability of the stock options. The number of shares of common stock authorized and reserved for issuance under the Plan is 145,000. As of the date of this prospectus, no options have been granted under the plan.

     Our board of directors administers and interprets the plan (unless delegated to a committee) and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.

     The exercise price of options may not be less than 85% of the fair market value of our common stock on the date of grant of the option and to qualify as an incentive stock options may not be less than the fair market value of common stock on the date of the grant of the incentive stock options. Upon the exercise of an option, the exercise price must be paid in full, in cash, in our common stock (at the fair market value thereof) or a combination thereof. During the one-year period following the date of this prospectus, we have agreed with Barron Chase Securities not to grant options or warrants having an exercise price of less than $6.00 per share, without the written consent of Barron Chase Securities.

     Options qualifying as incentive stock options are exercisable only by an optionee during the period ending three months after the optionee ceases to be our employee, a director, or non-employee service provider. However, in the event of death or disability of the optionee, the incentive stock options are exercisable for one year following death or disability. In any event options may not be exercised beyond the expiration date of the options. Options may be granted to our key management employees, directors, key professional employees or key professional non-employee service providers, although options granted non-employee directors do not qualify as incentive stock options. No option may be granted after December 31, 2008. Options are not transferable except by will or by the laws of descent and distribution.

     All outstanding options granted under the Plan will become fully vested and immediately exercisable if (i) within any 12-month period, we sell an amount of common stock that exceeds 50% of the number of shares of common stock outstanding immediately before the 12-month period or (ii) a "change of control" occurs. For purposes of the plan, a "change of control" is defined as the acquisition in a transaction or series of transactions by any person, entity or group (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring our securities) of beneficial ownership, of 50% or more (or less than 50% as determined by a majority of our directors) of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities.

DIRECTOR LIABILITY AND INDEMNIFICATION

     As permitted by the provisions of the Oklahoma General Corporation Act, our Certificate of Incorporation eliminates the monetary liability of our directors for a breach of their fiduciary duty as directors. However, these provisions do not eliminate our director's liability

-    for a breach of the director's duty of loyalty to us or our shareholders,

- for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law,

- arising under Section 1053 of the Oklahoma General Corporation Act relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act, or

- for any transaction from which the director derived an improper personal benefit.

     In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit our rights or your and our other shareholders rights , in appropriate circumstances, to seek equitable remedies including injunctive or other forms of non-monetary relief. These remedies may not be effective in all cases.

     Our bylaws require us to indemnify all of our directors and officers. Under these provisions, when an individual in his or her capacity as an officer or a director is made or threatened to be made, a party to any suit or proceeding, the individual may be indemnified if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interest. Our bylaws further provide that this indemnification is not exclusive of any other rights to which the individual may be entitled. Insofar as indemnification for liabilities arising under our bylaws or otherwise may be permitted to our directors and officers, we have been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy and is, therefore, unenforceable.

LACK OF EMPLOYMENT ARRANGEMENTS AND KEYMAN INSURANCE

     We do not have employment agreements with our employees. We do not maintain any keyman insurance on the life or in the event of disability of our executive officer.

                              CERTAIN TRANSACTIONS

     Contained below is a description of transactions we entered into with our officers, directors, and shareholders during 1997, 1998 and 1999 to the date of this prospectus. These transactions will continue in effect and may result in conflicts of interest between us and these individuals. Although these persons have fiduciary duties to us and our shareholders, there can be no assurance that conflicts of interest will always be resolved in favor of us and our shareholders.

     Under 10 separate promissory notes, Dr. Webb loaned $254,743 to us from 1997 through June 30, 1999. These shareholder loans are evidenced by promissory notes, currently bearing interest at 15% per annum. The principal amount of those notes issued before September 30, 1998, accrued interest at 25% per annum until September 30, 1998, and thereafter at the 15% per annum rate. In January 1998, we repaid one of the promissory notes in the principal amount of $25,000 and accrued interest of $531. The outstanding promissory notes will become due 30 days following completion of the offering. We have not paid any interest on the outstanding loans. During the nine months ended September 30, 1999, and the year ended December 31, 1998, the interest accrued for payment to Dr. Webb was $9,170 and $14,899, respectively.

     The terms of Dr. Webb's loans made prior to 1999 were approved and ratified unanimously by our four independent directors, each of whom did not have an interest in these loans and had access to our independent legal counsel at our expense. At the time these loans were made in 1999, we did not have sufficient disinterested independent directors to ratify the terms of the loans. Because the 1999 loan terms were the same as the earlier loans, our board of directors believes that the terms of the loans by Dr. Webb were at least as favorable as could be obtained from unaffiliated third parties.


     We have adopted policies that any loans to officers, directors and 5% or more shareholders ("affiliates") are subject to approval by a majority of not less than two of our disinterested independent directors and that such loans and other transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and approved by a majority of not less than two of our disinterested independent directors. As of the date of this prospectus, our Board of Directors is comprised of five members, of which Lyle
W. Miller and Michael E. Dunn are the only independent directors. As a condition of registration in Oklahoma and a governance requirement of Nasdaq Stock Market, Inc., we are required and undertake to have not less than two independent directors serving on our board of directors at all times.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents, as of the date of this prospectus, information related to the beneficial ownership of our common stock of (i) each person who is known to us to be the beneficial owner of more than 5% thereof,
(ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group, together with their percentage holdings of the outstanding shares, and, as adjusted to give effect to the offering. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated, and there are no family relationships amongst our executive officers and directors. For purposes of the following table, the number of shares and percent of ownership of our outstanding common stock that the named person beneficially owns includes shares of our common stock that the person has the right to acquire within 60 days of the date of this prospectus from exercise of stock options and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.

                                                                                                          AFTER THE
                                                                               BEFORE THE OFFERING        OFFERING
                                                                               -------------------        --------
                                                                              SHARES      PERCENT OF     PERCENT OF
                                                                           BENEFICIALLY   OUTSTANDING   OUTSTANDING
NAME (AND ADDRESS) OF BENEFICIAL OWNER                                        OWNED(1)    SHARES(1)(2)  SHARES(1)(2)
--------------------------------------                                        --------    ------------  ------------
Kent H. Webb, M.D ....................................................         72,018         6.0%          3.3%
    4221 South Western
    Oklahoma City, Oklahoma 73109

Larry E.  Howell .....................................................        100,000         8.3%          4.5%

Donald (Dan) A. Cunningham ...........................................            697          (3)           (3)

Mark R.  Kidd ........................................................             --         --%           --%

Lyle W. Miller .......................................................             --         --%           --%

Michael E.  Dunn .....................................................             --         --%           --%

Michael R. Morrisett .................................................        270,401        22.5%         12.3%
    8626 South Florence Avenue
    Tulsa, Oklahoma 74137

Executive Officer and Directors as a group (six persons)(3) ..........        172,715        14.4%          7.9%

---------------------
(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding for determining the amount and percentage of our common stock owned by the person. To our knowledge, each named person has sole voting and sole investment power with respect to the shares shown except as noted, subject to community property laws, where applicable.
(2) The percentage shown was rounded to the nearest one-tenth of one percent, based upon 1,200,000 shares of our common stock outstanding before the offering and 2,200,000 shares of our common stock outstanding after the offering.
(3)  The percentage is less than 1.0%.

                            DESCRIPTION OF SECURITIES

     Under our Certificate of Incorporation, we are authorized to issue up to 10,000,000 shares of capital stock, consisting of 8,000,000 shares of common stock, $.01 par value per share, and 2,000,000 shares of preferred stock, $.01 par value per share. As of the date of this prospectus, our issued and outstanding capital stock consists of 1,200,000 shares of common stock. We are offering 1,000,000 shares of our common stock under the offering.

     The following description of our common stock and preferred stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and bylaws. Our Certificate of Incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find Additional Information."

COMMON STOCK

     As holders of our outstanding shares of the common stock, your rights, privileges, disabilities and restrictions in general are as follows:

- the right to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of assets legally available therefor, subject to the payment of preferential dividends with respect to our then outstanding preferred stock;

- the right to share ratably in all assets available for distribution to the Common Stock shareholders after payment of our liabilities in the event of our liquidation, dissolution and winding-up, subject to the prior distribution rights of the holders of our then outstanding preferred stock;

- the right to one vote per share on matters submitted to a vote by our common stock shareholders;

- no preferential or preemptive right and no subscription, redemption or conversion privilege with respect to the issuance of additional shares of our common stock; and

- no cumulative voting rights, which means that the holders of a majority of shares voting for the election of directors can elect all members of our board of directors then subject to election.

In general, a majority vote of shares represented at a meeting of common stock shareholders at which a quorum (a majority of the outstanding shares of common stock) is present, is sufficient for all actions that require the vote or concurrence of shareholders, subject to and possibly in connection with the voting rights of the holders of our then outstanding preferred stock and entitled to vote with the holders of our common stock. Upon issuance of the common stock offered under the offering, all of the outstanding shares of our common stock will be fully paid and non-assessable.

PREFERRED STOCK

     Our authorized preferred stock may be issued from time to time in one or more series. Our board of directors, without further approval of the common stock shareholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of our preferred stock. We have agreed not to issue any preferred stock for three years from the date of this prospectus without the consent of Barron Chase Securities. Furthermore, in connection with the registration of our common stock in Oklahoma, we represent that we will not offer preferred stock

- to our 5% or greater shareholders, officers, and directors except on terms that the preferred stock is offered to all other shareholders or to new shareholders, or

- unless the preferred stock is approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our independent legal counsel.

We believe that having this a class of preferred stock provides greater flexibility in financing, acquisitions and other corporate activities. While there are no current plans, commitments or understandings, written or oral, to issue any of our preferred stock, in the event of any issuance, our common stock shareholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuance of preferred stock could adversely affect

-    the voting power of the holders of our then outstanding common stock,

- the likelihood that the holders will receive dividend payments and payments upon liquidation and

- could have the effect of delaying or preventing a change in shareholder and management control.

TRANSFER AGENT AND REGISTRAR

     UMB Bank, N.A. is the registrar and transfer agent of our Common Stock. The mailing address of UMB
Bank, N.A. is Security Trust Division, 28 Grand
Boulevard, 13th Floor, Kansas City, Missouri 64106.


UNDERWRITERS' WARRANTS



     In part for their underwriting services, we have agreed to sell to the managing underwriter, other underwriters, members of the selling group and/or related persons, for nominal consideration, common stock underwriter warrants (the "underwriters' warrants"). These warrants are exercisable for the purchase of 100,000 shares of our common stock for $9.00 each for a four-year period beginning one year after the date of this prospectus. The underwriters' warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for one year from the date of this prospectus, except



- to the managing underwriter, other underwriters, or member of the selling group or officer or partner thereof, or



-    by will, or



-    by operation of law.



The number of shares purchasable under these warrants will be appropriately adjusted in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction.



     The underwriters' warrants may be exercised using shares of common stock to be received upon exercise for payment of the exercise price of the warrants. This type of exercise is referred to as a cashless exercise or net issuance exercise. This type of exercise has the effect of requiring us to issue shares of our common stock without a corresponding increase in capital. A net exercise of the underwriters' warrants will have the same dilutive effect on our shareholders' interests as will a cash exercise. The underwriters' warrants and the securities issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of federal securities laws.



     For a seven-year period, we have agreed to include the underwriter warrants or common stock underlying these warrants in any amendment to the registration statement of which this prospectus is a part or any new registration statement filed with the United States Securities and Exchange Commission at our expense. We have registered the common stock underlying the underwriters' warrants and intend to maintain this registration at our expense for the seven- year period.



     The foregoing is a summary of the principal terms of the underwriters' warrants and does not purport to be complete. Reference is made to a copy of the underwriters' warrants which is filed as exhibits to the registration statement. See "Where You Can Find Additional Information."


OUTSTANDING STOCK OPTIONS


     As of the date of this prospectus, we have outstanding stock options exercisable for the purchase of 50,000 shares of our common stock during various periods which expire December 31, 2007 through January 1, 2008, at an exercise price of $5.22 per share. The exercise prices of the stock options were equal to the estimated fair market value of the common stock on the date of the grant of each stock option as determined by our board of directors. In addition, we have reserved 95,211 shares of our common stock for issuance upon the vesting and exercise of outstanding stock options. Our board of directors is also authorized to issue additional stock options exercisable for the purchase of 145,000 shares of our common stock under our stock option plan. As a condition of registration of our common stock in Oklahoma, we will not grant any options or warrants with an exercise price of less that 85% of the fair market value of our shares of common stock on the date of grant.


SHAREHOLDER ACTION

     Under our bylaws, the affirmative vote of the holders of a majority of our outstanding shares of the common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to any act or action required of or by the holders of the common stock, except as otherwise provided by the Oklahoma General Corporation Act.

     Under the Oklahoma General Corporation Act, our shareholders may take actions without the holding of a meeting by written consent. The written consent must be signed by the holders of a sufficient number of shares to approve the act or action had all of our outstanding shares of capital stock entitled to vote thereon been present at a meeting. In this event, we are required to provide prompt notice of any corporate action taken without a meeting to our shareholders who did not consent in writing to the act or action. However, any time that we have 1,000 or more shareholders of record, any act or action required of or by the holders of our capital stock entitled to vote thereon may only be taken by unanimous affirmative written consent of the shareholders or a shareholder meeting.

ANTI-TAKEOVER PROVISIONS

     Our Certificate of Incorporation and the Oklahoma General Corporation Act include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging the proposals because, among other things, negotiation of the proposals might result in an improvement of their terms. The description below related to provisions of our Certificate of Incorporation is intended as a summary only and is qualified in its entirety by reference to our Certificate of Incorporation filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find Additional Information."

     PREFERRED STOCK. Our Certificate of Incorporation authorizes the issuance of the preferred stock in classes. Our board of directors is authorized to set and determine the voting rights, redemption rights, conversion rights and other rights relating to the class of preferred stock. In some circumstances, the preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which our board of directors opposes.

     OKLAHOMA ANTI-TAKEOVER STATUTES. Following the offering, we may be subject to Section 1090.3 and Sections 1145 through 1155 of the Oklahoma General Corporation Act.

     Section 1090.3 of the Oklahoma General Corporation Act prohibits a publicly-held Oklahoma corporation from engaging in a "business combination" with an "interested shareholder." This prohibition is for a three-year period following the date of the transaction in which the person became an interested shareholder. This prohibition does not apply to a transaction if the interested shareholder attained this status with approval of our board of directors or the business combination is approved by our shareholders. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of our common stock.

     In general, Sections 1145 through 1155 of the Oklahoma General Corporation Act provide that shares ("interested shares") of voting stock acquired (within the meaning of a "control share acquisition") become nonvoting stock for the three-year period following the control share acquisition. This loss of voting rights does not apply if a majority of the holders of non- interested shares approve a resolution reinstating the interested shares with the same voting rights that the shares had before the interested shares became control shares.

     Any person ("acquiring person") who proposes to make a control share acquisition may, at the person's election, and any acquiring person who has made a control share acquisition is required to deliver an acquiring person statement to us disclosing prescribed information regarding the acquisition. We are required to present to the next annual meeting of the shareholders the reinstatement of voting rights with respect to the control shares that resulted in the control share acquisition. Alternatively, an acquiring person may request a special meeting of shareholders for this purpose; however, the acquiring person must undertake to pay the costs and expenses of the special meeting. In the event voting rights of control shares acquired in a control share acquisition are reinstated in full and the acquiring person has acquired control shares with a majority or more of all voting power, you and the other shareholders will have dissenters' rights entitling you and the other shareholders to receive the fair value of the shares of the Common Stock held. In this case, the fair value will not be less than the highest price paid per share by the acquiring person in the control share acquisition.

     A "control share acquisition" includes the acquisition by any person (including persons acting as a group) of ownership of, or the power to direct the exercise of voting power with respect to, control shares (generally shares having more than 20% of all voting power in the election of directors of a publicly held corporation), subject to the following exceptions

- an acquisition under an agreement of merger, consolidation, or share acquisition to which we are a party and is effected in compliance with the Oklahoma General Corporation Act,

- an acquisition by a person of additional shares within the range of voting power for which the person has received approval by the majority of the holders of non-interested shares,

- an increase in voting power resulting from any action taken by us, provided the person whose voting power is thereby affected is not our affiliate,

- an acquisition by proxy solicitation under and in accordance with the Securities Exchange Act of 1934, as amended, or the laws of Oklahoma, and

- an acquisition from any person whose previous acquisition of shares did not constitute a control share acquisition, provided the acquisition does not result in the acquiring person holding voting power within a higher range of voting power than that of the person from whom the control shares were acquired.

     The anti-takeover provisions of the Oklahoma General Corporation Act may have the effect of discouraging a third party from acquiring large blocks of the common stock within a short period or attempting to obtain control of us, even though the attempt might be beneficial to us and our shareholders. Accordingly, you and our other shareholders could be deprived of the opportunities to sell the shares of the common stock held at a higher market price than might otherwise be the case.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of this prospectus, we have 1,200,000 outstanding shares of our common stock. Upon completion of the offering, we will have 2,200,000 shares of common stock outstanding and outstanding stock options and warrants exercisable for the purchase of 86,398 shares of common stock. No prediction can be made as to the effect, if any, that future sales or the availability of shares for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through sales of our equity securities.

     The 1,000,000 shares of common stock offered in the offering will be immediately eligible for resale in the public market without restriction or further registration under the Securities Act of 1933, except for shares purchased by an "affiliate" (as that term is defined under the Securities Act of 1933) of ours. Any sales of our common stock by an affiliate will be subject to the resale limitations of Rule 144 promulgated under the 1933 Act. There are 443,116 outstanding shares of our common stock held by our executive officers, directors and affiliates. These shares are subject to the resale limitations of Rule 144 promulgated under 1933 Act described below. Also, there are 300,000 shares of our outstanding common stock that are subject to the resale limitations of Rule 144.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned unregistered shares of common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of

-    1% of the then outstanding shares of our Common Stock or

- an amount equal to the average weekly reported volume of trading in the shares during the four calendar weeks preceding the date on which notice of the sale is filed with the U.S. Securities and Exchange Commission.

Sales under Rule 144 are also subject to the manner of sale limitations, notice requirements and the availability of current public information about us.

     Shares of common stock properly sold in reliance on Rule 144 are thereafter freely tradable without restrictions or registration under the Securities Act of 1933, unless thereafter held by an affiliate of ours. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted shares within the meaning of Rule 144 (including shares of common stock acquired by our affiliates in the offering). As defined in Rule 144, an "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with us. If two years have elapsed since the later of the date of any acquisition of unregistered shares of common stock from us or from any of our affiliates, and the acquiror or later holder thereof is deemed not to have been our affiliate at any time during the 90 days preceding the sale, the person would be entitled to sell the shares in the public market under Rule 144(k). Under Rule 144(k) unregistered shares of common stock may be sold without regard to volume limitations, manner of sale restrictions, or public information or notice requirements. There are 456,884 outstanding shares of our common stock that may be sold under Rule 144(k).

LOCK-UP AGREEMENTS

     During the two-year period following the date of this prospectus, our executive officers, directors, and shareholders have agreed not to sell or otherwise dispose of the shares of common stock beneficially own by them on the date of this prospectus without the prior written consent of Barron Chase Securities. The agreement covers in the aggregate 1,200,000 shares of our common stock.

STATE IMPOSED LOCK-IN ARRANGEMENT

     In connection with the registration of the offering in Oklahoma, our executive officers and directors (and their wives) and Michael R. Morrisett (a greater than 5% shareholder) have agreed to escrow 443,116 shares of our common stock under a promotional shares lock-in agreement (the "lock-in agreement"). The lock-in agreement was imposed by the Administrator of the Oklahoma Department of Securities as a condition of the registration for the protection and benefit of the initial purchasers of our common stock sold under the offering (the "public shareholders").

     Under lock-in agreement, the owners (the "depositors") of the common stock (the "subject securities") agreed that in event of a "distribution" (as defined below) respecting the subject securities:

- The public shareholders will share on a pro rata, per share basis in the distribution to the exclusion of the depositors, in proportion to the public offering price of our common stock until the public shareholders have received, or have had irrevocably set aside for them, an amount equal to the per share $6.00 public offering price of our common stock.

- Thereafter, the depositors and the other holders of our equity securities (including the public shareholders) will participate on an equal, per share basis in the remaining amount of the distribution.

The distribution may be on lesser terms and conditions if a majority of the holders of our common stock that are not held by the depositors and our officers and directors or their associates or affiliates approve.

     A "distribution" means a distribution of our assets or securities to our shareholders as a result of our dissolution, liquidation, merger, consolidation or reorganization or the sale or exchange of our assets or securities (including by way of tender offer), or any other transaction or proceeding with a person other than the depositors. In the event a public shareholder sells or otherwise disposes of the shares of common stock purchased in the offering will cease to be entitled to the distribution benefits of the escrow agreement.

     The shares of common stock will remain subject to the escrow agreements for a four-year period following the date of this prospectus. However, after two years, 2.5% of the shares of common shares subject to the lock-in agreement will be released and become available for transfer and resale.

                                  UNDERWRITING

     Barron Chase Securities, Inc., as the managing underwriter, and Emerson Bennett & Associates have agreed severally to purchase under our underwriting agreement the following shares of our common stock:


            UNDERWRITER              NUMBER OF SHARES
            -----------              ----------------
Barron Chase Securities............
Emerson Bennett & Associates.......
                                        ---------
     Total.........................     1,000,000
                                        ---------
                                        ---------



     In consideration for their purchase of our common stock under the our underwriting agreement:



- Barron Chase Securities and Emerson Bennett & Associates purchase the 1,000,000 shares at $5.40 per share or at 90% of the public offering price.


- We grant to Barron Chase Securities a 45 day- option to purchase up to 150,000 shares of our common stock for $5.40 each to cover over-allotments in the sale of our common stock in this offering (the "over-allotment option").

- We agree to pay Barron Chase Securities a non-accountable expense allowance of 3% of the gross proceeds of the offering of which we have paid $50,000.


- We sell to the managing underwriter, other underwriters, members of the selling group and related persons, for nominal consideration, common stock underwriter warrants (the "underwriters' warrants") exercisable for the purchase of 100,000 shares of our common stock for $9.00 each for a four-year period beginning one year after the date of this prospectus.



- We register the common stock underlying the underwriters' warrants and maintain this registration at our expense for a maximum period of seven years.


- We engage Barron Chase Securities for $108,000 to advice us concerning potential merger and acquisition and financing proposals.

- We pay Barron Chase Securities for services rendered in connection with completed corporate transactions (only if introduced to us by Barron Chase Securities during the next five years) a fee of

     -   5% of up to $1 million of value paid or
         received in the transaction,

     -   4% of the next $1 million of value,

     -   3% of the next $1 million of value,

     -   2% of the next $1 million of value, and

     -   1% of the value in excess of $4 million.


- We indemnify each of Barron Chase Securities and Emerson Bennett & Associates against any costs or liabilities incurred by it by reason of misstatements or omissions to state material facts in connection with the offering.



- Each of Barron Chase Securities and Emerson Bennet & Associates indemnifies us against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in this prospectus and the registration statement of which this prospectus is a part, based on information relating to Barron Chase Securities or Emerson Bennett & Associates and furnished in writing by it.

- For a seven-year period, we include the underwriter warrants or common stock underlying these warrants in any amendment to the registration statement of which this prospectus is a part or any new registration statement filed with the United States Securities and Exchange Commission at our expense.


     Each of Barron Chase Securities and Emerson Bennett & Associates has advised or informed us that:


- it proposes to offer the common stock to the public at the $6.00 offering price through members of the National Association of Securities Dealers, Inc. (the "NASD") who agree to sell the common shares in conformity with the NASD Conduct Rules.

- it may discretionarily allow a concession to selected NASD members, but not in excess of the $.60 per share of the common stock sold.

- it does not expect sales to discretionary customer accounts to exceed 5% of the total number of shares of common stock offered under to the offering.

     The initial public offering price or our common stock has been determined by negotiation between us and Barron Chase Securities. Among the factors considered in determining the public offering price were

-    the history of, and the prospects for, our business ,

-    an assessment of our management ,

-    our past and present operations and development, and

-    the general condition of the securities market.

     The initial public offering price does not necessarily bear any relationship to our assets, book value, earnings or other established criterion of value. The price is subject to change as a result of market conditions and other factors. We provide no assurance that

- a public market for our common stock will develop after the close of the offering, or

- if a public market in fact develops, that the public market will be sustained, or

- that the shares of common stock you purchase under the offering can be resold at any time at the offering or any other price.


     Our common stock is offered by each of Barron Chase Securities and Emerson Bennett & Associates subject to prior sale, when, as and if delivered to and accepted by it. To facilitate the offering of our common stock, each of Barron Chase Securities and Emerson Bennett & Associates


- may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock;

- may over-allot in connection with the offering, creating a short position in our common stock for its own account;

- may also bid for, and purchase, shares of our common stock in the open market to cover over-allotments or to stabilize the price of our common stock;


- may reclaim selling concessions allowed to a dealer for distributing our common stock in the offering, if Barron Chase Securities or Emerson Bennett & Associates repurchases previously distributed common stock in transactions to cover its short position, in stabilization transactions or otherwise.



Any of these activities may stabilize or maintain the market price of the our common stock above independent market levels. Each of Barron Chase Securities and Emerson Bennett & Associates is not required to engage in these activities, and may end any of these activities at any time.



     To the extent that the indemnification provisions of our underwriting agreement with Barron Chase Securities and Emerson Bennett & Associates purports to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Securities and Exchange Commission, these indemnification provisions are contrary to public policy and therefore unenforceable.



     The underwriters' warrants provide the following:



- although the common stock underlying the warrants have been registered under the registration statement of which this prospectus is a part, the warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for one year from the date of this prospectus, except



     - the managing underwriters, other underwriters, members of the selling group and/or officers and partners thereof, or


     -   by will, or

     -   by operation of law; and


- the number of shares of common stock underlying the warrants are appropriately adjusted in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction.



The warrants may be exercised using shares of common stock to be received upon exercise for payment of the exercise price of the warrants. This type of exercise is referred to as a cashless exercise or net issuance exercise. This type of exercise has the effect of requiring us to issue shares of our common stock without a corresponding increase in capital. A net exercise of the underwriters' warrants will have the same dilutive effect on our shareholders' interests as will a cash exercise. The underwriters' warrants and the securities issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of federal securities laws.


     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each agreement which is filed as exhibits to the registration statement. See "Where You Can Find Additional Information."

                                 LEGAL MATTERS


     The validity of issuance of the shares of the common stock offered hereby will be passed upon for us by our counsel, Dunn Swan & Cunningham, A Professional Corporation, of Oklahoma City, Oklahoma. Certain legal matters will be passed upon for the underwriters by David A. Carter, P.A., Boca Raton, Florida.


                                     EXPERTS

     The balance sheets as of December 31, 1998 and 1997, and the statements of operations and accumulated deficit, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1998, included in this prospectus, have been included herein in reliance on the report of Murrell, Hall, McIntosh & Co., PLLP, independent public accountants, given on authority of that firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a registration statement on Form SB-2, of which this Prospectus constitutes a part, with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information included in the registration statement and in the exhibits thereto. The statements contained in this prospectus as to the contents of any contract or other document referenced herein are not necessarily complete, and in each instance, if the contract or document was filed as an exhibit, reference is hereby made to the copy of the contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by the reference. The registration statement (including the exhibits thereto) may be inspected at the office of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and at its regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the registration statement and the exhibits and schedules thereto may be obtained from the SEC at these offices, upon payment of prescribed rates. In addition, the registration statements as filed with the SEC through its Electronic Data Gathering, Analysis and Retrieval (known as "EDGAR") system are publicly available through the SEC's site on the World Wide Web on the Internet, located at HTTP://WWW.SEC.GOV. We will provide without charge to you, upon written or oral request, a copy of any information incorporated by reference in this prospectus (excluding exhibits to information incorporated by reference unless these exhibits are themselves specifically incorporated by reference).

     We have not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Following completion of the offering, we will be subject to the informational reporting requirements of the Securities Exchange Act as a "small business issuer" as defined under Regulation S-B promulgated under the Securities Exchange Act. In accordance with the Securities Exchange Act, we will file reports and other information with the SEC, and these reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the SEC in Washington, D.C. We will distribute to our shareholders annual reports containing financial statements audited by our independent public accountants and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information.

     Any requests for copies of information, reports or other filings with the SEC should be directed to Precis Smart Card Systems, Inc. at 11032 Quail Creek Road, Suite 108, Oklahoma City, Oklahoma 731120, telephone: (405) 752-5550.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants............................................  F-2

Balance Sheets as of December 31, 1998 and 1997, and as of September 30, 1999
    and 1998 (Unaudited)............................................................  F-3

Statements of Operations and Accumulated Deficit for the Years Ended
    December 31, 1998 and 1997, for the Nine Months Ended September 30,
    1999 and 1998 (Unaudited) and from Inception
    (April 1994) to September 30, 1999 (Unaudited)..................................  F-4

Statements of Stockholders' Equity for the Years Ended December 31, 1998
    and 1997, and for the Nine Months Ended September 30, 1999 and 1998
    (Unaudited) and from Inception
    (April 1994) to September 30, 1999 (Unaudited)..................................  F-5

Statements of Cash Flows for the Years Ended December 31, 1998 and 1997,
    for the Nine Months Ended September 30, 1999 and 1998 (Unaudited)
    and from Inception (April 1994) to September 30, 1999 (Unaudited)...............  F-6

Notes to Consolidated Financial Statements..........................................  F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders
 of Precis Smart Card Systems, Inc.

     We have audited the accompanying consolidated balance sheets of Precis Smart Card Systems, Inc. (an Oklahoma Corporation in the development stage) as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Precis Smart Card Systems, Inc. as of December 31, 1998 and 1997, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered losses, has accumulated a significant deficit, has negative working capital and is dependent on additional borrowings and stock sales. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MURRELL HALL MCINTOSH & CO.,  PLLP

Oklahoma City, Oklahoma
July 19, 1999

                         PRECIS SMART CARD SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                      DECEMBER 31,                  SEPTEMBER 30,
                                                           -----------------------------    -----------------------------
                                                                 1998            1997            1999           1998
                                                           -----------------------------    -----------------------------
                          ASSETS                                                             (UNAUDITED)     (UNAUDITED)
Current Assets:
    Cash and Cash Equivalents ...........................  $          --     $     1,706     $   164,480     $   104,830
    Inventory ...........................................         10,035          44,158          10,035          10,035
                                                             -----------     -----------     -----------     -----------

        Total Current Assets ............................         10,035          45,864         174,515         114,865
                                                             -----------     -----------     -----------     -----------

Property and Equipment:
    Office Equipment ....................................         48,219          48,219          48,219          48,219
    Computer Equipment ..................................        263,499         256,178         270,648         267,194
    Furniture and Fixtures ..............................          6,890           6,674           7,736           6,890
                                                             -----------     -----------     -----------     -----------
                                                                 318,608         311,071         326,603         322,303
    Less Accumulated Depreciation .......................       (254,390)       (150,796)       (318,608)       (228,400)
                                                             -----------     -----------     -----------     -----------
                                                                  64,218         160,275           7,995          93,903
                                                             -----------     -----------     -----------     -----------
Deferred Offering Costs .................................             --              --          81,132              --
                                                             -----------     -----------     -----------     -----------

Total Assets ............................................    $    74,253     $   206,139     $   263,642     $   208,768
                                                             -----------     -----------     -----------     -----------
                                                             -----------     -----------     -----------     -----------

           LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
    Book Overdraft ......................................    $    27,513   $          --   $          --   $          --
    Accounts Payable ....................................        265,012         186,933         425,838         270,283
    Accrued Liabilities .................................         46,110          11,250          94,835           4,869
    Mezzanine Debt - Related Party ......................        103,000          25,000         329,643         100,000
    Current Portion of Capital Leases ...................         48,319          32,649          58,576          59,758
    Current Portion of Long-Term Debt ...................        277,522         341,220         277,522         277,522
                                                             -----------     -----------     -----------     -----------

        Total Current Liabilities .......................        767,476         597,052       1,186,414         712,432
                                                             -----------     -----------     -----------     -----------

Long-Term Liabilities:
    Capital Leases, Net of Current Portion ..............         41,570          89,889              --          40,463
    Long-Term Debt, Net of Current Portion ..............             --         183,780              --              --
                                                             -----------     -----------     -----------     -----------

        Total Long-Term Liabilities .....................         41,570         273,669              --          40,463
                                                             -----------     -----------     -----------     -----------

        Total Liabilities ...............................        809,046         870,721       1,186,414         752,895
                                                             -----------     -----------     -----------     -----------

Stockholders' Deficit:
    Preferred Stock, $.01 Par Value, 2,000,000 Shares
        Authorized; No shares Issued and Outstanding at
        December 31, 1998 and 1997 ......................             --              --              --           4,968
    Common Stock, $.01 Par Value, 8,000,000 Shares
        Authorized; 900,000 and 2,040,350 Issued
        and Outstanding at December 31, 1998 and 1997,
        Respectively; 1,200,000 Issued and Outstanding at
        September 30, 1999 (Unaudited) ..................          9,000          20,404          12,000          20,429
    Additional Paid-In Capital ..........................      2,226,451       1,613,928       2,701,070       2,210,054
    Deficit Accumulated During Development Stage ........     (2,970,244)     (2,298,914)     (3,635,842)     (2,779,578)
                                                             -----------     -----------     -----------     -----------

        Total Stockholders' Deficit .....................       (734,793)       (664,582)       (922,722)       (544,127)
                                                             -----------     -----------     -----------     -----------

Total Liabilities and Stockholders' Deficit .............    $    74,253     $   206,139     $   263,642     $   208,768
                                                             -----------     -----------     -----------     -----------
                                                             -----------     -----------     -----------     -----------

                 See Accompanying Notes to Financial Statements

                         PRECIS SMART CARD SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT


                                                                                                                 INCEPTION
                                                       FOR THE YEAR ENDED            FOR THE NINE MONTHS       (APRIL 1994)
                                                           DECEMBER 31,               ENDED SEPTEMBER 30,            TO
                                                 ---------------------------     ---------------------------   SEPTEMBER 30,
                                                      1998            1997            1999           1998           1999
                                                 ---------------------------------------------------------------------------
                                                                                 (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Product and Service Revenues ................    $   322,483     $    40,856     $    48,513     $   295,716     $   428,479
                                                 -----------     -----------     -----------     -----------     -----------

Operating Expenses:
    Product Deployment and Research
        and Development .....................        389,586         542,203         188,135         476,666       1,572,311
    Sales and Marketing .....................        147,411         148,885         131,819         127,564         587,481
    General and Administrative ..............        399,756         472,320         340,870         155,133       1,675,070
                                                 -----------     -----------     -----------     -----------     -----------

        Total Expenses ......................        936,753       1,163,408         660,824         759,363       3,834,862
                                                 -----------     -----------     -----------     -----------     -----------

Operating Loss ..............................       (614,270)     (1,122,552)       (612,311)       (463,647)     (3,406,383)
                                                 -----------     -----------     -----------     -----------     -----------

Other Expense (Income):

    Interest Expense ........................         59,196          29,890          53,287          18,381         233,878
    Interest Income .........................         (2,136)         (2,282)             --          (1,364)         (4,419)
                                                 -----------     -----------     -----------     -----------     -----------

                                                      57,060          27,608          53,287          17,017         229,459
                                                 -----------     -----------     -----------     -----------     -----------

Net Loss - Deficit Accumulated During
    Development Stage .......................    $  (671,330)    $(1,150,160)    $  (665,598)    $  (480,664)    $(3,635,842)
                                                 -----------     -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------     -----------

Net Loss per Share ..........................    $     (0.56)    $     (0.96)    $     (0.55)    $     (0.40)    $     (3.03)
                                                 -----------     -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------     -----------

Weighted Average Number of
    Common Shares Outstanding ...............      1,200,000       1,200,000       1,200,000       1,200,000       1,200,000
                                                 -----------     -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------     -----------

                 See Accompanying Notes to Financial Statements

                         PRECIS SMART CARD SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                            COMMON STOCK                   PREFERRED STOCK         ADDITIONAL
                                       ----------------------           ---------------------        PAID-IN        ACCUMULATED
                                       SHARES          AMOUNT           SHARES         AMOUNT        CAPITAL          DEFICIT
                                       ------          ------           ------         ------        -------          -------
Balance, Inception (April 1994)             --       $      --              --       $      --    $         --    $         --
Sale of Stock (unaudited) .....      1,230,000          12,300              --              --         693,831              --
Net Loss (unaudited) ..........             --              --              --              --              --        (417,348)
                                    ----------     -----------          -------         -------    -----------      ----------

Balance, December 31, 1994
    (unaudited) ...............      1,230,000          12,300              --              --         693,831        (417,348)

Sale of Stock (unaudited) .....        525,000           5,250              --              --         352,250              --
Net Loss (unaudited) ..........             --              --              --              --              --        (333,017)
                                    ----------     -----------          -------         -------    -----------      ----------

Balance, December 31, 1995
    (unaudited) ...............      1,755,000          17,550              --              --       1,046,081        (750,365)

Sale of Stock (unaudited) .....        122,600           1,226              --              --         243,974              --
Net Loss (unaudited) ..........             --              --              --              --              --        (398,389)
                                    ----------     -----------          -------         -------    -----------      ----------

Balance, December 31, 1996 ....      1,877,600     $    18,776              --       $      --     $ 1,290,055     $(1,148,754)

Sale of Stock .................        162,750           1,628              --              --         323,873              --
Net Loss ......................             --              --              --              --              --      (1,150,160)
                                    ----------     -----------          -------         -------    -----------      ----------

Balance, December 31,1997 .....      2,040,350          20,404              --              --     $ 1,613,928      (2,298,914)

Sale of Stock .................          2,500              25           4,968           4,968         596,127              --
Conversion of Preferred Stock .        298,060           2,980          (4,968)         (4,968)          1,987              --
Reverse Stock Split ...........     (1,440,910)        (14,409)             --              --          14,409              --
Net Loss ......................             --              --              --              --              --        (671,330)
                                    ----------     -----------          -------         -------    -----------      ----------

Balance, December 31, 1998 ....        900,000           9,000              --              --       2,226,451      (2,970,244)

Sale of Stock (unaudited) .....        300,000           3,000              --              --         512,425              --
Offering Costs (unaudited) ....             --              --              --              --         (37,806)             --
Net Loss (unaudited) ..........             --              --              --              --              --        (665,598)
                                    ----------     -----------          -------         -------    -----------      ----------

Balance, September 30, 1999
    (unaudited) ...............      1,200,000     $    12,000              --       $      --     $ 2,701,070     $(3,635,842)
                                    ----------     -----------          -------         -------    -----------      ----------
                                    ----------     -----------          -------         -------    -----------      ----------

                 See Accompanying Notes to Financial Statements

                         PRECIS SMART CARD SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS



                                                                                         FOR THE              INCEPTION
                                                    FOR THE YEAR ENDED              NINE MONTHS ENDED        (APRIL 1994)
                                                       DECEMBER 31,                    SEPTEMBER 30,              TO
                                              ---------------------------     ---------------------------    SEPTEMBER 30,
                                                   1998           1997             1999            1998          1999
                                              -----------     -----------     -----------     -----------     -----------
                                                                               (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Cash Flows from Operating Activities:
  Net Loss ...............................    $  (671,330)    $(1,150,160)    $  (665,598)    $  (480,664)    $(3,635,842)
  Adjustments to Reconcile Net Loss to
    Net Cash Provided by Operations:
      Depreciation .......................        103,594          75,502          64,059          73,909         318,608
      (Increase) Decrease -
        Inventory ........................         34,123          (9,731)             --          34,123         (10,035)
        Other Assets .....................             --         126,419              --              --              --
        Increase (Decrease) -
          Accounts Payable ...............         78,080         141,625         160,826          83,349         425,838
          Accrued Liabilities ............         34,859          (3,544)         48,725          (6,381)         94,835
                                              -----------     -----------     -----------     -----------     -----------
            Net Cash Used by Operating
              Activities .................       (420,674)       (819,889)       (391,988)       (295,664)     (2,806,596)
                                              -----------     -----------     -----------     -----------     -----------
Cash Flows from Investing Activities:
  Purchase of Property and Equipment .....         (7,537)        (76,322)         (7,836)         (7,537)       (326,603)
                                              -----------     -----------     -----------     -----------     -----------
            Net Cash Used by Investing
             Activities ..................         (7,537)        (76,322)         (7,836)         (7,537)       (326,603)
                                              -----------     -----------     -----------     -----------     -----------
Cash Flows from Financing Activities:
  Sale of Stock ..........................        601,119         325,501         396,487         601,120       2,631,938
  Book Overdraft .........................         27,513              --         (27,513)             --              --
  Payments on Long-Term Debt .............       (280,127)         (7,571)        (31,313)       (269,795)       (745,759)
  Proceeds from Long-Term Debt ...........             --         525,000              --              --       1,081,857
  Proceeds from Short-Term Debt ..........         78,000          25,000         226,643          75,000         329,643
                                              -----------     -----------     -----------     -----------     -----------
            Net Cash Provided by Financing
             Activities ..................        426,505         867,930         564,304         406,325       3,297,679
                                              -----------     -----------     -----------     -----------     -----------
Net Increase (Decrease) in Cash ..........         (1,706)        (28,281)        164,480         103,124         164,480

Cash at Beginning of Period ..............          1,706          29,987              --           1,706              --
                                              -----------     -----------     -----------     -----------     -----------

Cash at End of Period ....................    $        --     $     1,706     $   164,480     $   104,830     $   164,480
                                              -----------     -----------     -----------     -----------     -----------
                                              -----------     -----------     -----------     -----------     -----------

Supplemental Disclosure:

Interest Paid ............................    $    25,884     $    29,890
                                              -----------     -----------
                                              -----------     -----------

Property and Equipment Purchased with Debt    $        --     $   128,497
                                              -----------     -----------
                                              -----------     -----------

                 See Accompanying Notes to Financial Statements

                         PRECIS SMART CARD SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
             (SEPTEMBER 30, 1999 AND 1998 INFORMATION IS UNAUDITED)

Note 1 - Nature of Business

         Precis Smart Card Systems, Inc. (the "Company") is a development stage company. The Company develops and markets commercial software products used with a technology referred to as "smart cards". The smart card contains an embedded integrated circuit or microchip that serves as a programmable storage device that performs limited computer functions. The Company's products include the Precis Health Card System-TM-, a healthcare smart card system; PrecisCache-TM-, a fixed-value smart card system; PrecisReserve-TM-, a reloadable stored-value smart card system; and PrecisPersona-TM-, a smart card based customer loyalty and rewards system.

Note 2 - Summary of Significant Accounting Policies

         INTERIM FINANCIAL STATEMENTS - The financial statements as of September 30, 1999 and 1998, and for the nine months then ended and the inception (April
1994) to September 30, 1999 are unaudited and, in the opinion of management, reflect all adjustments that are necessary for a fair presentation of the financial position as of the date and the results of operations and cash flows for the periods then ended. All of these adjustments are of a normal and recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The results of operations for the nine months ended September 30, 1999, and 1998 are not necessarily indicative of the results that may be expected for the entire years ending December 31, 1999, and 1998.

         DEVELOPMENT STAGE OPERATIONS - Precis is a development stage enterprise engaging in developing and marketing "smart card" technology. The Company has yet to generate any significant revenue from smart card sales and has no assurance of future revenues from sales. The Company plans to spend significant amounts on the development and marketing of its products. These costs require the Company to raise additional capital through debt or equity financing. Such additional financing may require the encumbrance of Company assets or agreements with other parties where some of the costs of development are paid by others in exchange for an interest in the product or Company.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         PROPERTY AND EQUIPMENT - Property and Equipment are carried at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method based on useful lives of three to seven years.

         INVENTORY - The Company has recorded its inventory held for resale at its estimated value which is less than its actual cost.

         NET LOSS PER SHARE - Net loss per share is calculated based on the weighted average number of common, and dilutive, common equivalent shares outstanding. There were no material differences between primary and fully diluted earnings per share for the periods presented. The computation of net loss per share gives retroactive effect for all periods presented to reflect the 1998 reverse stock split and nominal issuances of stock sold in contemplation of a public offering (discussed in Notes 5 and 8).

         CONCENTRATION OF CREDIT RISK - The Company maintains its cash in bank deposit accounts which, at times, may exceed federal insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk.

                         PRECIS SMART CARD SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

             (SEPTEMBER 30, 1999 AND 1998 INFORMATION IS UNAUDITED)


Note 2 - Summary of Significant Accounting Policies (continued)

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The recorded amounts of cash, inventory, accounts payable, and accrued liabilities approximate fair value because of the short-term maturity of these items.

         IMPAIRMENT OF LONG-LIVED ASSETS - The Company accounts for the impairment and disposition of ling-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-lived Assets to be Disposed of" (FAS
121). In accordance with FAS 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. As of December 31, 1998, no impairment has been indicated.

         CASH AND CASH EQUIVALENTS - Cash and cash equivalents consist primarily of cash on deposit or cash investments purchased with original maturities of three months or less.

         REVENUE RECOGNITION - The Company recognizes revenues as the services or products are provided. Amounts billed and received prior to services or products being performed or provided are included in deferred revenues.

Note 3 - Debt

         Long-term debt consists of unsecured project notes bearing interest at 10%, due to various investors. Interest only was due and payable beginning September 1, 1997 through December 1, 1997. Amortization of the notes began January 1, 1998. The final payment is due in 1999. The Company is in default on these notes due to failure to make the required payments. The holders have the right to declare the notes immediately due and payable. As such the entire balance on these notes has been classified as current.

         The mezzanine debt is unsecured and due to two shareholders, one of which is Chairman of the Board of Directors. Interest on the mezzanine debt due the Chairman was 25% per annum through September 30,1998, and 15% per annum thereafter. The remaining mezzanine debt bears interest at 25% per annum. All mezzanine debt carried maturity dates as of the later of June 30, 1999, or 30 days after the Company's planned initial public offering (discussed in Note 9). In the event the debt is not repaid by maturity, all notes will bear interest at the rate of 30% per annum thereafter.

Note 4 - Adoption of New Accounting Standard

         The Company has adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", issued by the American Institute of Certified Public Accountants. This statement requires that the costs of start-up activities and organization costs, as defined, be expensed as incurred.

         In October 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION ("SOP 97-2"). SOP 97-2 focuses on when and the amount of revenue that should be recognized for licensing, selling, leasing or otherwise marketing computer software and is effective for transactions enter into in fiscal years beginning after December 15, 1997. In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-4, DEFERRAL OF THE EFFECTIVE DATE OF PROVISION OF SOP 97-2, MODIFICATION OF SOP 97-2, SOFTWARE REVENUE RECOGNITION ("SOP 98-4"). SOP 98-4 defers for one year specific provision of SOP 97-2. In December 1998, the Accounting Standards Executive Committee issued Position 98-9, Modification of SOP 97-2, SOFTWARE REVENUE RECOGNITION, with respect to Certain Transactions ("SOP 98-9"). SOP 98-9 also amended specific provisions of SOP 98-4 through fiscal years beginning on or before March 15, 1999. Management believes that the adoption of SOP 97-2, as amended, will not have a material effect on the financial position and results of operations.

Note 5 - Capital Structure and Stock Options

         Pursuant to its Certificate of Incorporation, the Company is authorized to issue up to 10,000,000 shares of capital stock, consisting of 8,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and

                         PRECIS SMART CARD SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

             (SEPTEMBER 30, 1999 AND 1998 INFORMATION IS UNAUDITED)


2,000,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock").

         COMMON STOCK - The Company was operated historically (from approximately April 1994 through June 1996) as a limited partnership (the "LP"). Effective July 1, 1996, the entire business of the LP was merged into the Company (the "Merger"). The Company issued shares of common stock to the partners of the LP in consideration of the Merger, thus, the partners of the LP became the shareholders of the Company. The merger was accounted for as a "pooling-of- interest." The Company conducted a private placement of common stock during 1997, during which it issued and subscribed shares of common stock. Such shares were issued and subscribed at $2.00 per share.

         PREFERRED STOCK - During 1998, the Company conducted a private placement of convertible redeemable, "putable" preferred stock. During this period, the Company sold 4,967.67 shares of $120.00 face value, no coupon preferred stock, generating total capital of $596,120. The total capital of $596,120 was comprised of $406,080 in cash and $196,040 in conversions of Project Notes. During 1998, and in accordance with their conversion rights, the preferred shareholders elected to convert their preferred shares into 298,060 shares of common stock ( a conversion ratio of 1 preferred share for 60 shares of common).

         RESTRUCTURING PLAN - As a result of the conversion of the outstanding preferred shares to common shares, the Company had 2,340,910 shares of common stock outstanding on October 29, 1998. On October 30, 1998, the Company affected a reverse split of the common stock such that immediately after the reverse split there were 900,000 shares of common stock outstanding.

         COMMON STOCK OPTIONS - Also, as part of the restructuring plan, the Company obtained releases from its directors and Project Note holders that cancelled all common stock options held by directors and Project Note holders. After the reverse split discussed above and as of December 31, 1998, the Company had the following common stock options outstanding to certain employees and ongoing service providers:


                      Exercise           Expiration                    Vesting
    Quantity            Price               Date                        Status
    --------            -----               ----                        ------
     86,471             $5.22            2006 - 2008                    Vested

         The Company also has agreed to issue 122,031 of future stock options after the Company reaches certain annual earnings levels. These future options will have an exercise price based on current fair market value at the date the earnings levels are met. These options expire 10 years from the date granted.

         It is expected that the Company will make future stock option grants to its employees pursuant to the Company's stock option plan established in January 1999. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under APB 25, no compensation expense is recognized when the exercise price of stock options equals the market price of the underlying stock on the date of the grant.

                         PRECIS SMART CARD SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

             (SEPTEMBER 30, 1999 AND 1998 INFORMATION IS UNAUDITED)


Note 5 - Capital Structure and Stock Options (continued)

         If the Company had elected to recognize compensation based on the fair value of the options granted at the grant date as prescribed by "Statement of Financial Accounting Standards No. 123, (SFAS 123) Accounting for Stock-Based Compensation", net loss and net loss per share would have increased to the pro forma amounts shown below for the years ending December 31:

                                                     1998                1997
                                                    ------              ------
Pro Forma Net Loss.........................     $ (787,608)       $ (1,359,878)
Pro Forma Net Loss Per Share...............     $    (0.87)       $      (1.51)

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the year ended December 31, 1998: weighted average risk free interest rate of 5.50%; no dividend yield; volatility of 40%; and expected life less than six years. Consequently, the underlying common shares had no historic volatility prior to October 13, 1998. The fair values of the options granted prior to October 13, 1998 were based on the difference between the present value of the exercise price of the option and the estimated fair value price of the common share.

         The intent of the Black-Scholes option valuation model is to provide estimates of fair values of traded options that have no vesting restrictions and are fully transferable. Option valuation models require the use of highly subjective assumptions including expected stock price volatility. The Company has utilized the Black-Scholes method to produce the pro forma disclosures required under SFAS 123. In management's opinion, existing valuation models do not necessarily provide a reliable single measure of the fair value of its employee stock options because the Company's employee stock options have significantly different characteristics from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate. The effects of applying SFAS 123 in this pro forma are not indicative of future amounts.

Note 6 - Income Taxes

         There was no current or deferred provision for income taxes for the years ended December 31, 1998 or 1997. No current provision was required because tax losses were incurred in those years. Deferred tax assets result from differences in the basis of assets and liabilities for tax and financial statement purposes. The tax effects of the net operating loss carry forwards and the valuation allowance established are summarized below:

                                                              1998            1997
                                                             ------          ------
Benefit of net operating loss carry forward...........      $743,300       $488,100
Less: Valuation allowance.............................      (743,300)      (488,100)
                                                            --------       --------
  Net deferred tax asset..............................      $    --        $     --
                                                            --------       --------
                                                            --------       --------

         The valuation allowance for deferred tax assets at January 1, 1996 was $86,800. The net change in the valuation allowance for the years ended December 31, 1998 and 1997 were increases of $255,200 and $401,300 respectively. At December 31, 1998 and 1997 the Company had federal and state net operating loss carry forwards of approximately $1,860,0000 expiring at various dates through 2013. The Company's ability to use these losses to offset future taxable income would be subject to limitations under the Internal Revenue Code.

                         PRECIS SMART CARD SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

             (SEPTEMBER 30, 1999 AND 1998 INFORMATION IS UNAUDITED)


Note 7 - Year 2000 Risk

         During recent years, there has been significant awareness raised regarding the potential disruption of business operations worldwide resulting from the inability of current technology to process properly the change in the year 1999 to 2000. Based on a review of the Company's data processing, operating systems, software and other technology already in place, we do not currently believe the Company will experience any significant adverse effects or material unbudgeted costs resulting therefrom. Nevertheless, we cannot provide any assurance in this regard, and any such costs or effects could materially and adversely affect the Company's operations and financial condition.

Note 8 - Operations and Borrowings

         As of December 31, 1998, the Company had negative working capital of $757,411 and accumulated deficit of $2,970,244. During 1999, the Company completed a private placement of common stock. An initial public offering is also planned to raise capital necessary to continue development efforts.

Note 9 - Contingencies

         The Company operates in leased facilities. Management expects that leases currently in effect will be renewed or replaced with other leases of a similar nature and term. Rent expense under operating leases was $23,408 and $19,304 for the years ended December 31, 1998 and 1997, respectively.

         Capital lease obligations consist of non-cancelable equipment leases expiring through September, 2001. These leases are payable in monthly installments, aggregating $4,632 including imputed interest at 10.67%. These leases are secured by certain equipment. The following is a schedule of future lease payments under capital leases:


 Year Ending December 31,
           1999.....................................................    $55,589
           2000.....................................................     43,587
                                                                        -------
 Total minimum lease payments.......................................    $99,176
 Imputed interest...................................................     (9,287)
                                                                        ------
 Capital lease obligation (including current portion $48,319).......    $89,889
                                                                        =======

         There has been no market for the Company's common stock. In the event of an initial public offering, the offering price would not necessarily bear any relationship to the Company's assets, book value, earnings or other established criterion of value. Management provides no assurance that a public market for their common stock will develop after the close of any offering, or if a public market in fact develops, that such public market will be sustained, or that the shares of common stock purchased pursuant to the offering can be resold at any time at the offering price or any other stock price.

         If the Company's initial public offering is completed, the Company has agreed to sell to the underwriter warrants exercisable for the purchase of 100,000 shares of common stock for $9.00 per share during a five-year period. The holders of these warrants will have the right, for seven years following the effective date of the initial public offering, to include such warrants and the shares of common stock issuable upon their exercise (the "registrable securities") in any registration statement or amendment to a registration statement of the Company at no expense to such holders. The Company also agreed that, upon request by the holders of 50% or more of the underwriter's warrants and registrable securities and expiring four years after the effective date of the Company's initial public offering and under certain circumstances, the Company will register the underwriter's warrants and the registrable securities.

--------------------------------------------------------------------------------
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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN THOSE JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.







UNTIL          , 2000 (25 DAYS AFTER COMMENCEMENT OF THE OFFERING), ALL DEALERS
EFFECTING TRANSACTIONS IN OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               1,000,000 SHARES OF

                                  COMMON STOCK

                                  PRECIS SMART

                               CARD SYSTEMS, INC.

                                  ------------

                                   PROSPECTUS

                                  ------------
                                  BARRON CHASE
                           S E C U R I T I E S  I N C

                               7700 W. Camino Real
                            Boca Raton, Florida 33433
                                 (561) 347-1200

                            Beverly Hills, California
                              Boston, Massachusetts
                               Brooklyn, New York
                                Buffalo, New York
                                Chicago, Illinois
                               Clearwater, Florida
                               Edison, New Jersey
                            Eureka Springs, Arkansas
                            Fort Lauderdale, Florida
                          Hasbrouk Heights, New Jersey
                              La Jolla, California
                               New York, New York
                                Orlando, Florida
                                Sarasota, Florida
                                 Tampa, Florida
                            West Boca Raton, Florida


                                 EMERSON BENNETT
                                  & ASSOCIATES



                        6261 Northwest 6th Way, Suite 207
                          Ft. Lauderdale, Florida 33309
                                 (800) 652-8262



                               Harrison, New York
                                Newark, Delaware




                                     , 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1031 of the Oklahoma General Corporation Act permits (and Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

         The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

         These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended (the "Act"), in which case such provision is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          S.E.C. Registration Fees.....................................     $    2,169
          N.A.S.D. Filing Fees.........................................          1,232
         *State Securities Laws Filing Fees............................         15,000
         *Printing and Engraving.......................................         25,000
         *Legal Fees...................................................         73,799
         *Accounting Fees and Expenses.................................         30,000
         *Transfer Agent's Fees and Costs of Certificates..............          2,000
         *Miscellaneous................................................          1,000
                                                                            ----------
              Total....................................................       $150,000
                                                                            ----------
                                                                            ----------

----------------------------------------
*Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         Registrant has sold and issued the securities described below pursuant to and in accordance with Regulation D under the Securities Act of 1933, as amended (the "Act") within the past three years which were not registered under the Act:



                                                                           NUMBER OF
                                                        PURCHASE       SHARES PURCHASED        REGULATION
                                           DATE OF      PRICE PER    ----------------------         D          NET
NAME                                       PURCHASE       SHARE      PREFERRED(1)  COMMON(2)       RULE      PROCEEDS
----                                       --------       -----      ------------  ---------       ----      --------
Smith, William                              9/12/97        $2.00                     5,000          506     $10,000
Martin, David                               9/12/97         2.00                     1,250          506       2,500
Dalton, W.  Edward                          9/12/97         2.00                     5,000          506      10,000
Bowers, John                                9/23/97         2.00                     2,500          506       5,000
Dalton, Anne                                9/23/97         2.00                     2,500          506       5,000
Smith, Larry                               10/16/97         2.00                     5,000          506      10,000
O'Dell, Richard                            12/11/97         2.00                     2,500          506       5,000
Cunningham, Dan                            12/29/97         2.00                     5,000          506      10,000
Huffmyer, Joe                                1/7/98         2.00                    22,500          506      45,000
LaRoche, Richard                            1/14/98       120.00       300.00                       505      36,000
Sherman, Nolan                              1/14/98       120.00       416.67                       505      50,000
Sherman, Nolan                              1/14/98       120.00          .33                       505          40
McClary, David                              1/14/98       120.00       416.67                       505      50,000
McClary, David                              1/14/98       120.00        83.33                       505      10,000
Webb, Kent                                  1/14/98       120.00       416.67                       505      50,000
Hale, Ron and Rochelle                      1/15/98       120.00       500.00                       505      60,000
Liff, Adam                                  1/15/98       120.00       500.00                       505      60,000
Liff, Daniel                                1/15/98       120.00       500.00                       505      60,000
Austin, John                                1/15/98       120.00       250.00                       505      30,000
Lynn, C.  Stephen                           1/15/98       120.00       834.00                       505     100,080
Preston, Tom                                3/31/98       120.00       250.00                       505      30,000
Kelly, James                                4/27/98       120.00       500.00                       505      60,000
Milton, Walter J. or Margaret                4/1/99         2.00                     5,000          506      10,000
Brunner, Dennis or Julie                     4/1/99         2.00                     5,000          506      10,000
Lestino, John R.                             4/1/99         2.00                     5,000          506      10,000
Maddux, Jerry                                4/1/99         2.00                     5,000          506      10,000
Garber, Martin D., Jr.                       4/5/99         2.00                     5,000          506      10,000
McNitt, Kelly J.                             4/5/99         2.00                     5,000          506      10,000
Thompson, Steven R.                         4/12/99         2.00                     5,000          506      10,000
Richards, John M., Jr.                      4/12/99         2.00                     5,000          506      10,000
Howell, Tom                                 4/14/99         2.00                     5,000          506      10,000
Bell, Terry                                 4/14/99         2.00                     5,000          506      10,000
Kelly Banking Services, Inc.                4/15/99         2.00                    32,500          506      65,000
Warren H.  Carey IRA                        4/15/99         2.00                    10,000          506      20,000
Richards, John M., III                      4/16/99         2.00                     5,000          506      10,000
Plender, Arlin                              4/20/99         2.00                     5,000          506      10,000
W. Garner & Co.                             4/26/99         2.00                    10,000          506      20,000
Frechette, Robert                           4/28/99         2.00                    10,000          506      20,000
Watson, Arch                                4/28/99         2.00                     5,000          506      10,000
Wimberley, Carl                             4/30/99         2.00                     5,000          506      10,000
Bird, Phillip                               4/30/99         2.00                    10,000          506      20,000
Benge, James                                4/30/99         2.00                     5,000          506      10,000
Lamance Family Trust (Cathy)                 5/3/99         2.00                     5,000          506      10,000


                                      II-II

                                                        PURCHASE            NUMBER OF           REGULATION
                                           DATE OF      PRICE PER        SHARES PURCHASED           D          NET
NAME                                       PURCHASE       SHARE      PREFERRED(1)  COMMON(2)       RULE      PROCEEDS
----                                       --------       -----      ------------  ---------       ----      --------
Lamance Family Trust                         5/3/99        $2.00                    10,000          506      20,000
Lamance Family Trust (Chris)                 5/3/99         2.00                     5,000          506      10,000
Morris, Walter                               5/5/99         2.00                    10,000          506      20,000
Fiserv Cor. Ser.                            5/12/99         2.00                     5,000          506     $10,000
Cus. For Roth
    IRA-J.  Brown
Gronbach, Arthur                            5/24/99         2.00                     5,000          506      10,000
Hi-Tel Group, Inc.                          5/25/99         2.00                    15,000          506      30,000
Nowalsky, Leon                              5/27/99         2.00                     5,000          506      10,000
Lustigman, Andrew                            6/2/99         2.00                     5,000          506      10,000
Mathews &                                    6/7/99         2.00                     5,000          506      10,000
Associates, Inc.
Dumont, Gordon C.                            6/7/99         2.00                     2,500          506       5,000
Traffas, Francis C.                         6/14/99         2.00                     5,000          506      10,000
Eric Stein Revocable                        6/18/99         2.00                    12,500          506      25,000
Trust
Hadde, Bill                                 6/25/99         2.00                    10,000          506      20,000
Ozner, David                                6/29/99         2.00                    10,000          506      20,000
Mathers Associates                          7/20/99         2.00                    42,500          506      85,000

------------------------
(1) Each share of preferred stock was converted into 60 shares of Registrant's common stock pursuant to the conversion privilege of such preferred stock.
(2) Each 2.61 outstanding shares of common stock was reverse split one share of common stock on October 29, 1998.

         The shares of common stock sold during 1999 were sold with the assistance of Barron Chase Securities, Inc. For its services, Registrant paid Barron Chase Securities, Inc. aggregate sales commissions of $60,000 ($.20 per share) and a non-accountable expense allowance of $18,000 ($.06 per share).

         Registrant relied on Rules 505 and 506 of Regulation D and Sections 3(b) and 4(2) of the Act for exemption from the registration requirements of the Act. Each purchaser Registrant's common and preferred stock was furnished information concerning the operations of Registrant, and each had the opportunity to verify the information supplied. Additionally, Registrant obtained a signed representation from each of the above named persons in connection with the offer of Registrant's common and preferred stock of his, her or its intent to acquire such stock for the purpose of investment only, and not with a view toward the subsequent distribution thereof; each of the certificates representing Registrant's common and preferred stock was stamped with a legend restricting transfer of the securities represented thereby, and registrant issued stop transfer instructions to UMB Bank, N.A., the transfer agent and registrant of Registrant's common stock, with respect to all certificates representing the common stock of Registrant held by the aforementioned shareholders of Registrant.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         EXHIBIT NO.
         -----------

         1.1 Form of Underwriting Agreement between Barron Chase Securities, Inc. and Registrant.

         1.2 Form of Selected Dealer Agreement between Barron Chase Securities, Inc. and selected dealers.

         1.3      Form of Agreement Among Underwriters.

         3.1      Registrant's Certificate of Incorporation.*

         3.2      Registrant's Bylaws.*

         4.1      Form of Certificate of Common Stock of Registrant.*

         4.2      Form of Underwriter's Warrant and Warrant Certificate.

         4.3 Form of Promotional Shares Lock-In Agreement among Kent H. Webb, Larry E. Howell, Donald A. Cunningham, Michael R. Morrisett and Registrant.

         5.1 Opinion of Dunn Swan & Cunningham, A Professional Corporation, counsel to Registrant, regarding legality of the securities covered by this Registration Statement.

         10.1 Precis Smart Card, Inc. 1999 Stock Option Plan (amended and restated).*


         10.2     Form of Financial Advisor Agreement.


         10.3 Form of Merger and Acquisition Agreement between Barron Chase Securities, Inc. and Registrant.

         10.4 Master Equipment Purchase and Maintenance Agreement, dated June 29, 1999, between NationsBanc Services, Inc. and Registrant.*

         10.5 Smart Card Agreement, dated July 8, 1999, between Entertainment Smart Systems, Inc. and Registrant.*

         10.6 The unexecuted form of Advertising Agreement between Registrant and Bank of Oklahoma, N.A.*

         10.7 Independent Contractor Agreement, dated April 5,1997, between Downtown Fort Worth, Inc. and Registrant.*


         10.8 Contract Proposal for Sahalee Country Club Clubhouse Script Cash Card, Order Number: 80th, dated May 6, 1998, between Anything's Possible! and Sahalee Country Club.*


         10.9 The unexecuted draft form of Smart Card System Agreement to be entered into between Registrant and Chicago White Sox, Ltd.*


         10.10 The unexecuted draft form of the Agreement between Tangent Associates, Inc. and Registrant.*


         10.11 VeriFone VeriSmart Application Developer's Kit License Agreement between VeriFone, Inc. and Registrant, dated January 27, 1999.*


         23.1     Consent of Independent Public Accountants, dated January 17,
                  2000.


         23.2 Consent of Dunn Swan & Cunningham, A Professional Corporation, dated January 17, 2000.

         27       Financial Data Schedule.*
------------------------
*        Previously furnished.
**       To be furnished by amendment.

ITEM 28.  UNDERTAKINGS

         (A)      RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the end of the offering.

         (d)      EQUITY OFFERINGS OF NONREPORTING SMALL BUSINESS ISSUERS.

                  The Registrant will provide to the underwriter at the closing specified in the underwriting agreement the certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (e)      REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f)      RELIANCE ON RULE 430A.

                  Registrant hereby undertakes that it will (i) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as a part of this Registration Statement as of the time the Commission declared it effective, and (ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned in the City of Oklahoma City, State of Oklahoma, on the 17th day of January, 2000.


                                  PRECIS SMART CARD SYSTEMS, INC.
                                  (Registrant)

                                  By: /S/LARRY E. HOWELL
                                      -----------------------------------------
                                           Larry E.  Howell, Chief
                                           Executive Officer

                                  By: /S/MARK R. KIDD
                                      -----------------------------------------
                                           Mark R. Kidd, Chief Financial Officer
                                           and Controller and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                                  TITLE                       DATE
         ---------                                  -----                       ----
 /S/ KENT H. WEBB                         Chairman of the Board            January 17, 2000
-------------------------------
 Kent H. Webb

 /S/ LARRY E. HOWELL                      Chief Executive Officer          January 17, 2000
-------------------------------           and Director
 Larry E.  Howell

 /S/ DONALD A. CUNNINGHAM                 President, Chief Operating       January 17, 2000
-------------------------------           Officer and Director
  Donald (Dan) A. Cunningham

 /S/ MARK R. KIDD                         Chief Financial Officer and      January 17, 2000
-------------------------------           Controller, Secretary
 Mark R. Kidd

 /S/ LYLE W. MILLER                       Director                         January 17, 2000
-------------------------------
 Lyle W. Miller

 /S/ MICHAEL E. DUNN                      Director                         January 17, 2000
-------------------------------
 Michael E.  Dunn

                                INDEX TO EXHIBITS

                                                                                             Sequentially
Exhibit                                                                                        Numbered
Number                             Exhibit                                                        Page
------                             -------                                                      --------
 1.1     Form of Underwriting Agreement between Barron
         Chase Securities, Inc. and Registrant......................................

 1.2     Selected Dealer Agreement between Barron Chase
         Securities, Inc. and selected dealers

 1.3     Form of Agreement Among Underwriters.......................................

 3.1     Registrant's Certificate of Incorporation*

 3.2     Registrant's Bylaws*

 4.1     Form of Certificate of Common Stock of Registrant*

 4.2     Form of Underwriter's Warrant and Warrant Certificate......................

 4.3     Form of Promotional Shares Lock-In Agreement among Kent H. Webb, Larry E.
         Howell, Donald A. Cunningham, Michael R. Morrisett and Registrant..........

 5.1     Opinion of Dunn Swan & Cunningham, A Professional Corporation,
         counsel to Registrant, regarding legality of the securities covered by this Registration Statement................................................

10.1     Precis Smart Card, Inc. 1999 Stock Option Plan (Amended and Restated).*

10.2     Form of Financial Advisor Agreement........................................

10.3     Form of Merger and Acquisition Agreement between Barron Chase
         Securities, Inc. and Registrant............................................

10.4 Master Equipment Purchase and Maintenance Agreement, dated June 29, 1999, between NationsBanc Services, Inc. and Registrant*

10.5     Smart Card Agreement, dated July 8, 1999, between Entertainment
         Smart Systems, Inc. and Registrant*

10.6     The unexecuted form of Advertising Agreement between Registrant and Bank of
         Oklahoma, N.A.*

10.7     Independent Contractor Agreement, dated April 5,1997, between Downtown Fort
         Worth, Inc. and Registrant.*

10.8     Contract Proposal for Sahalee Country Club Clubhouse Script Cash Card, Order
         Number: 80th, dated May 6, 1998, between Anything's Possible! and Sahalee
         Country Club.*

10.9 The unexecuted draft form of Smart Card System Agreement to be entered into between Registrant and Chicago White Sox, Ltd.*

10.10 The unexecuted draft form of the Agreement between Tangent Associates, Inc. and Registrant.*


10.11 VeriFone VeriSmart Application Developer's Kit License Agreement between VeriFone, Inc. and Registrant, dated January 27, 1999.*

23.1     Consent of Independent Public Accountants, dated January 17, 2000..........

23.2     Consent of Dunn Swan & Cunningham, A Professional Corporation,
         dated January 17, 2000.....................................................

27       Financial Data Schedule*

------------------------
*        Previously furnished.
**       To be furnished by amendment.